As filed with the U.S. Securities and Exchange Commission on August 12, 2014
File Nos. 33-73792
811-08270

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940		[X]

Amendment No.	54	[X]

(Check appropriate box or boxes)

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS
(Exact name of Registrant as Specified in Charter)

601 Union Street, Suite 2801
Seattle, WA 98101
(Address of Principal Executive Office, including Zip Code)

(206) 518-6600
(Registrant’s Telephone Number, including Area Code)

Frederick H. Sherley
Rainier Investment Management, LLC
601 Union Street, Suite 2801
Seattle, WA 98101
(Name and address of Agent for Service)

WITH COPY TO:
David A. Hearth
Paul Hastings LLP
55 Second Street, 24th Floor
San Francisco, CA 94105

It is proposed that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE

This Amendment No. 54 to the Registration Statement of Rainier Investment Management Mutual Funds is being filed to revise disclosure only with respect to the following series of the Trust: Rainier Large Cap Growth Equity Fund (the “Fund”).

Responses to Items 1, 2, 3, 4 and 13 of Part A and Items 28(e) and (i)-(k) of Part C have been omitted with respect to this Amendment No. 54 to the Registration Statement pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

The shares of beneficial interest in the Fund are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because those shares will be issued by the Registrant solely in private placement transactions that do not involve any “public offering” within the meaning of the Securities Act. Shares of the Fund will be purchased only by clients of Rainier Investment Management, LLC (“Rainier”), including separately managed private accounts, and other investors who are “accredited investors,” as defined in Regulation D under the Securities Act, which may include Rainier and its owners, officers and other personnel. This Amendment is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

RAINIER FUNDS August 12, 2014
OFFERING MEMORANDUM

Rainier Large Cap Growth Equity Fund Institutional Class shares

The Rainier Large Cap Growth Equity Fund (the “Fund”) issues shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the “Securities Act”).  The enclosed Offering Memorandum is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.  This Offering Memorandum is intended for use only by the person to whom it has been issued.  Reproduction of this Offering Memorandum is prohibited.  The Securities and Exchange Commission has not approved or disapproved these securities, or determined if this Offering Memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

Table of Contents - Offering Memorandum

Table of Contents - Offering Memorandum

SUMMARY SECTION

Rainier Large Cap Growth Equity Fund

Investment Objective

The Rainier Large Cap Growth Equity Fund (the “Fund”) seeks to maximize long-term capital appreciation.

Principal Investment Strategies

Under normal market conditions, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in the common stock of large-capitalization growth companies traded in the United States.  The term “growth company” denotes companies with the prospect of strong earnings, revenue or cash flow growth.

The Investment Adviser’s stock selection focuses on companies that it believes are likely to demonstrate strong earnings, revenue or cash flow growth relative to their industry peers.  The Fund will normally invest in approximately 40 to 80 companies.

The Investment Adviser considers large-capitalization companies to be those currently with market capitalizations of at least $3 billion at time of investment.  The Fund may invest in common stock of companies of all sizes, including small capitalization companies (when the Investment Adviser believes such companies to be especially attractive).  Investments in companies with market capitalization below $3 billion will normally comprise less than 20% of the Fund.

The Investment Adviser compares the Fund’s economic sector weightings to a large cap growth equity index, such as the Russell 1000 Growth Index, and seeks to avoid extreme sector overweighting and underweighting compared to the benchmark to help control risk.  The Russell 1000 Growth Index is an unmanaged index containing those securities in the Russell 1000 Index with a greater-than-average growth orientation.

The Investment Adviser favors companies with attractive fundamentals, such as strong revenue, earnings or cash flow growth. Companies with sustainable competitive advantages, potential price or business catalysts, including earnings surprise or market expansion, and disciplined management with shareholder focus are emphasized.

The Investment Adviser also seeks to capture the capital appreciation sometimes associated with high-performing companies identified early in their growth cycles. For emerging companies lacking demonstrated financial results, the strength of the company’s business model, management team and competitive position are given greater analytical emphasis.

The Fund may invest up to 25% of its total assets in foreign securities.  These include U.S. dollar-denominated securities of foreign issuers and securities of foreign issuers that are traded in the United States.  Currently, the Investment Adviser intends to invest only in U.S. dollar-denominated securities of foreign issuers or American Depositary Receipts (ADRs). The Fund may invest in initial public offerings (“IPOs”) and exchange-traded funds (“ETFs”).

Investment Adviser

Rainier Investment Management, LLC (the “Investment Adviser” or “Rainier”) serves as the investment adviser for the Fund.

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Portfolio Managers

The Fund is newly formed and has no operating history.  The team of portfolio managers is listed below.

Name	Title	Managed the Fund Since
Mark H. Dawson, CFA	Chief Investment Officer	Inception (2014)
Michael Emery, CFA	Senior Equity Portfolio Manager	Inception (2014)

Purchase and Redemption of Fund Shares

Shares of the Fund are restricted securities and are issued only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum does not constitute an offer to sell, or the solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

The minimum initial investment requirement for shares in the Fund is $100,000.  There is no subsequent investment requirement.  The Investment Adviser may, in its sole discretion, permit reduced minimum investments.

Shares of the Fund are offered only to clients of the Investment Adviser, including separately managed private accounts, and other investors that are “accredited investors,” as defined in Regulation D under the Securities Act which may include the Investment Adviser and its owners, officers and other personnel.  Shares of the Fund may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.

Shares of the Fund are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in this Offering Memorandum.

Tax Information

The Fund’s distributions are taxed as ordinary income or capital gains, unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account.  Tax-deferred accounts may be taxed later upon withdrawal from those accounts.

Financial Intermediary Compensation

If you purchase shares of the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Fund shares and shareholder services.  These payments may create a conflict of interest by influencing the intermediary or your financial adviser to recommend the Fund over another investment.  Ask your financial adviser or visit your intermediary’s website for more information.

Principal Investment Risks

An investment in the Fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Fund’s shares will go up and down in price, meaning that you could lose money by investing in the Fund.  Many factors influence a mutual fund’s performance.

Instability in the financial markets has led many governments, including the United States government, to take a number of unprecedented actions designed to support certain financial institutions and segments of the financial markets that have experienced extreme volatility and, in some cases, a lack of liquidity.  Federal, state and other governments, and their regulatory agencies or self-regulatory organizations, may take actions that affect the regulation of the instruments in which the Fund invests, or the issuers of such instruments, in ways that are unforeseeable.  Legislation or regulation may also change the way in which the Fund itself is regulated.  Such legislation or regulation could limit or preclude the Fund’s ability to achieve its investment objective.

Governments or their agencies may also acquire distressed assets from financial institutions and acquire ownership interests in those institutions.  The implications of government ownership and disposition of these assets are unclear, and such a program may have positive or negative effects on the liquidity, valuation and performance of the Fund’s portfolio holdings.  Furthermore, volatile financial markets can expose the Fund to greater market and liquidity risk and potential difficulty in valuing portfolio instruments held by the Fund.

Table of Contents - Offering Memorandum

The Fund’s main risk factors are listed below in alphabetical order.  Before investing, be sure to read the additional descriptions of these risks beginning on page 4 of the Offering Memorandum.

•
Active Management Risk – Like all managed funds, there is a risk that Rainier’s strategy for managing the Fund may not achieve the desired results or may be less effective than other strategies in a particular market environment.

•	Equities Risk – Equity securities are susceptible to general stock market fluctuations and to volatile increases and decreases in value.

•
Foreign Securities Risk – Foreign securities (including securities of issuers in emerging markets) involve additional risks, including political and economic instability, differences in financial reporting, accounting, auditing and legal standards, nationalization, expropriation or confiscatory taxation, less publicly available information, currency rate fluctuations, less or more strict regulation of securities markets and markets having less liquidity and more volatility than domestic markets.

•
Growth Stock Risk – Growth stocks may fall out of favor with investors. Because growth stocks can have relatively high valuations, an investment in a growth stock can be more risky than an investment in a company with more modest growth expectations.

•	High Portfolio Turnover Risk – Actively trading securities can increase transaction costs (thus lowering performance) and taxable distributions.

•
Market Capitalization Risk – Risks of investments can vary based on the capitalization of the company.  Large-cap stocks may have extended cycles where they perform worse than other segments of the stock market or the stock market in general.  The Fund may invest to a lesser extent in securities of small- and mid-cap companies, which involve greater risk of loss than investing in larger, more established companies.  Small- and mid-cap companies may have limited product lines, markets or financial resources and less seasoned management teams and may trade less frequently and at a lower volume than more widely held securities.  The prices of small- and mid-cap companies’ stock tend to fluctuate in value more than other stocks.  For purposes of the Fund’s investment policies, the market capitalization of a company is based on its market capitalization at the time the Fund purchases the company’s securities. Market capitalizations of companies change over time.

•
Market Risk – The securities markets may decline or companies represented in the Fund may weaken or otherwise not meet market expectations. The securities markets may be subject to significant volatility which may increase the risks associated with an investment in the Fund.

•
Sector Risk – Because the Fund may from time to time focus on one or more sectors of the economy, at such times its performance will depend in large part on the performance of those sectors.  A fund that invests in particular sectors is particularly susceptible to the impact of market, economic, regulatory and other factors affecting those sectors.  As a result, at such times, the value of your investment may fluctuate more widely than it would in a fund that is invested across sectors.

MORE ABOUT THE FUND’S INVESTMENT OBJECTIVE, STRATEGIES AND RISKS

Investment Objective

The Fund’s investment objective is to seek to maximize long-term capital appreciation. The Board of Trustees can change the Fund’s investment objective and strategies without shareholder approval. The Fund will provide 60 days’ written notice to shareholders prior to a change in its 80% investment strategy.

Table of Contents - Offering Memorandum

Investment Strategies

Under normal market conditions, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in the common stock of large-capitalization growth companies traded in the U.S.  The term “growth company” denotes companies with the prospect of strong earnings, revenue or cash flow growth.

Rainier’s stock selection focuses on companies that it believes are likely to demonstrate strong earnings, revenue or cash flow growth relative to their industry peers. The Fund will normally invest in approximately 40 to 80 companies.

Rainier considers large-capitalization companies to be those currently with market capitalizations of at least $3 billion at time of investment. The Fund may invest in common stock of companies of all sizes, including small capitalization companies (when Rainier believes such companies to be especially attractive). Investments in companies with market capitalization below $3 billion will normally comprise less than 20% of the Fund.

Rainier compares the Fund’s economic sector weightings to a large cap growth equity index, such as the Russell 1000 Growth Index, and seeks to avoid extreme sector overweighting and underweighting compared to the benchmark to help control risk.  The Russell 1000 Growth Index is an unmanaged index containing those securities in the Russell 1000 Index with a greater-than-average growth orientation.

Rainier favors companies with attractive fundamentals, such as strong revenue, earnings or cash flow growth. Companies with sustainable competitive advantages, potential price or business catalysts, including earnings surprise or market expansion, and disciplined management with shareholder focus are emphasized.

Rainier also seeks to capture the capital appreciation sometimes associated with high-performing companies identified early in their growth cycles. For emerging companies lacking demonstrated financial results, the strength of the company’s business model, management team and competitive position are given greater analytical emphasis.

The Fund may invest up to 25% of its total assets in foreign securities.  These include U.S. dollar-denominated securities of foreign issuers and securities of foreign issuers that are traded in the United States. Currently, Rainier intends to invest only in U.S. dollar-denominated securities of foreign issuers or American Depositary Receipts (ADRs).  The Fund may invest in initial public offerings (“IPOs”) and exchange-traded funds (“ETFs”).

The Fund’s investment process may, at times, result in a higher-than-average portfolio turnover ratio and increased trading expenses.

Temporary Defensive Investing

Under normal market conditions, the Fund will stay fully invested in stocks.  The Fund may, however, temporarily depart from its principal investment strategies by making short-term investments in cash or cash equivalents for the purpose of protecting the Fund if Rainier determines that market, economic, political or other conditions warrant such a posture.

To the extent that the Fund is invested in this manner, its ability to achieve its investment objective will be limited.

Securities Lending

The Fund may lend its securities so long as such loans do not represent more than 33 1⁄3% of the Fund’s total assets. The borrower will provide collateral to the lending portfolio so that the value of the loaned security will be fully collateralized. The collateral may consist of cash, cash equivalents or securities issued or guaranteed by the U.S. government or its agencies or instrumentalities. The borrower must also agree to increase the collateral if the value of the loaned securities increases. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower of the securities fail financially.

Principal Risks of Investing

The principal risks of investing in the Fund that may adversely affect the value of the Fund’s shares or total return are discussed in the Fund’s “Summary Section.”  Below are descriptions of the main factors that may play a role in shaping the Fund’s overall risk profile. The descriptions appear in alphabetical order, not in order of importance. For further details about Fund risks, including additional risk factors that are not discussed in this Offering Memorandum because they are not considered primary factors, see the Fund’s Supplement to Offering Memorandum (the “Supplement”).

Table of Contents - Offering Memorandum

Active Management Risk

The Fund relies on Rainier’s ability to pursue the Fund’s investment objective and is subject to active management risk. Rainier will apply investment techniques and risk analyses in making investment decisions for the Fund and there can be no guarantee that these will produce the desired results.  The Fund generally does not attempt to time the market and instead generally stays fully invested in the relevant asset class, such as domestic equities or foreign equities. Notwithstanding its benchmark, the Fund may buy securities not included in its benchmark or hold securities in very different proportions than its benchmark. To the extent the Fund invests in those securities, its performance depends on the ability of the manager to choose securities that perform better than securities that are included in the benchmark.

Equity Securities Risk

Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate, and can decline and reduce the value of a fund investing in equities. The price of equity securities fluctuates based on changes in a company’s financial condition, and overall market and economic conditions. The value of equity securities purchased by the Fund could decline if the financial condition of the companies in which the Fund is invested declines, or if overall market and economic conditions deteriorate. Even the Fund’s investments in high-quality or “blue chip” equity securities, or securities of established companies with large market capitalizations (which generally have strong financial characteristics), can be negatively impacted by poor overall market and economic conditions. Companies with large market capitalizations may also have less growth potential than smaller companies and may be less able to react quickly to changes in the marketplace.

The Fund may maintain substantial exposure to equities and generally does not attempt to time the market. Because of this exposure, the possibility that stock market prices in general will decline over short or extended periods subjects the Fund to unpredictable declines in the value of its investments, as well as periods of poor performance.

Certain equity securities (generally referred to as growth securities) may be purchased by the Fund primarily because Rainier believes that these securities will experience relatively rapid earnings growth. Growth securities typically trade at higher multiples of current earnings than other securities. Growth securities are often more sensitive to market fluctuations than other securities because their market prices are highly sensitive to future earnings expectations. At times when it appears that these expectations may not be met, growth stock prices typically fall.

Foreign Securities Risk

The Fund may invest in foreign securities which are subject to additional and more varied risks, as the value of foreign securities may change more rapidly and extremely than the value of U.S. securities. The securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries. Additionally, issuers of foreign securities may not be subject to the same degree of regulation as U.S. issuers. Reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. There are generally higher commission rates on foreign portfolio transactions, transfer taxes, higher custodial costs and the possibility that foreign taxes will be charged on dividends and interest payable on foreign securities, some or all of which may not be reclaimable. In the event of nationalization, expropriation or other confiscation, the Fund could lose its entire investment in a foreign security.

High Portfolio Turnover Risk

A high fund portfolio turnover rate (over 100%) generally involves correspondingly greater brokerage commission expenses, which must be borne directly by the Fund.  The portfolio turnover rate of the Fund may vary from year to year, as well as within a year.

Large Company Risk

Larger, more established companies may be unable to respond quickly to new competitive challenges such as changes in technology and consumer tastes.  Many larger companies also may not be able to attain the high growth rate of successful smaller companies, especially during extended periods of economic expansion.  For purposes of the Fund’s investment policies, the market capitalization of a company is based on its capitalization at the time the Fund purchases the company’s securities. Market capitalizations of companies change over time. The Fund is not obligated to sell a company’s security simply because, subsequent to its purchase, the company’s market capitalization has changed to be outside the capitalization range, if any, in effect for the Fund.

Table of Contents - Offering Memorandum

Medium and Smaller Company Risk

Market risk and liquidity risk may be pronounced for securities of companies with medium-sized market capitalizations and are particularly pronounced for securities of companies with smaller market capitalizations. These companies may have limited product lines, markets or financial resources or they may depend on a few key employees. The securities of companies with medium and smaller market capitalizations may trade less frequently and in lesser volume than more widely held securities, and their value may fluctuate more sharply than those securities. They may also trade in the over-the-counter market or on a regional exchange, or may otherwise have limited liquidity. Investments in less-seasoned companies with medium and smaller market capitalizations may present greater opportunities for growth and capital appreciation, but also involve greater risks than customarily are associated with more established companies with larger market capitalizations. These risks apply to all funds that invest in the securities of companies with smaller market capitalizations, each of which primarily makes investments in companies with smaller- or medium-sized market capitalizations. For purposes of the Fund’s investment policies, the market capitalization of a company is based on its capitalization at the time the Fund purchases the company’s securities. Market capitalizations of companies change over time. The Fund is not obligated to sell a company’s security simply because, subsequent to its purchase, the company’s market capitalization has changed to be outside the capitalization range, if any, in effect for the Fund.

Sector Risk

When a fund’s investments are focused in one or more sectors of the economy, they are not as diversified as the investments of most mutual funds and are far less diversified than the broad securities markets. This means that funds with this type of focus tend to be more volatile than other mutual funds, and the values of their investments tend to go up and down more rapidly. In addition, a fund which invests in particular sectors is particularly susceptible to the impact of market, economic, regulatory and other factors affecting those sectors.

Portfolio Holdings Information

A description of the Fund’s policies and procedures regarding disclosure of portfolio holdings can be found in the Supplement, which can be obtained free of charge by contacting the Fund’s Transfer Agent at 1-800-248-6314.

Notice of Policy Change

Shareholders will be provided with 60 days’ notice prior to the implementation of a change in the Fund’s policy to invest at least 80% of its assets in certain securities as described above in this Offering Memorandum and as indicated by the Fund’s name.

Who May Wish to Invest

The Fund may be appropriate for qualified and sophisticated investors who are comfortable with above-average risk and can make a long-term investment commitment.

ORGANIZATION AND MANAGEMENT

Investment Adviser

Rainier Investment Management, LLC (“Rainier” or “Investment Adviser”), incorporated in 1989, serves as the investment adviser to the Fund.

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Rainier’s address is:

601 Union Street, Suite 2801
Seattle, WA 98101

Rainier manages approximately $7.1 billion (as of June 30, 2014) of discretionary assets for various clients, including corporations, public and corporate pension plans, foundations and charitable endowments, and registered investment companies.  Rainier is owned by certain of its employees. Subject to the direction and control of the Board of Trustees of the Fund, Rainier formulates and implements an investment program for the Fund, which includes determining which securities should be bought and sold.

Portfolio Managers

Mark H. Dawson, CFA, Chief Investment Officer
Michael Emery, CFA, Senior Equity Portfolio Manager

The portfolio managers have been associated with Rainier in the positions noted for more than five years, except that Mr. Dawson assumed the title of Chief Investment Officer in June 2013.  The Fund is team-managed, with all members of Rainier’s U.S. Equity Portfolio Management Team providing investment insight and analysis.

Mark Dawson serves as the lead portfolio strategist for the Fund and Michael Emery is also jointly and primarily responsible for day-to-day management of the Fund.

The Supplement provides additional information about the portfolio managers’ method of compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Fund.

ADVISORY FEE AND FUND EXPENSES

Advisory Fee

The Fund pays the Investment Adviser a management fee for its services to the Fund.  The advisory fee is stated as an annual percentage of the average daily net assets of the Fund determined in accordance with the following schedule.

Average Daily Net Assets  Annual Rate

All assets                      0.73%

The basis for the Board of Trustees’ approval of the investment advisory agreement is discussed in the Fund’s shareholder report for the period ended March 31, 2014.

Fund Expenses

The Fund is responsible for paying its own operating expenses.  Rainier may agree to reduce its advisory fee or reimburse the expenses of the Fund.

From time to time, the Investment Adviser may pay referral or servicing fees out of its own funds (including out of its management fee) to certain broker-dealers and other financial intermediaries who introduce investors to the Fund.  These payments may create a conflict of interest by influencing the broker-dealer or other financial intermediary to recommend the Fund over another investment.

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CAPITAL STRUCTURE

The Fund is currently offering a single class of shares to eligible investors, the Institutional Class shares.  The Fund may offer additional classes of shares in the future.  Shares of the Fund are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in this Offering Memorandum.

PURCHASING AND REDEEMING SHARES

Purchasing Shares

Shares of the Fund are restricted securities and are issued only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Offering Memorandum does not constitute an offer to sell, or the solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

Shares of the Fund are offered only to clients of the Investment Adviser, including separately managed private accounts, and other investors that are “accredited investors,” as defined in Regulation D under the Securities Act, which may include the Investment Adviser and its owners, officers and other personnel.  Shares of the Fund may also be purchased by certain investors outside of the United States consistent with applicable regulatory requirements.  Shares of the Fund may be purchased at the relevant net asset value without a sales charge or other fee.

Verification of Identity

In compliance with the USA PATRIOT Act of 2001, the Transfer Agent will verify certain information on your account application as part of the Fund’s Anti-Money-Laundering Compliance Program.  As requested on the application, you should supply your full name, date of birth, social security number and permanent street address.  Mailing addresses containing only a post office (“P.O.”) box will not be accepted.  Please contact the Transfer Agent at 1-800-248-6314 if you need additional assistance when completing your account application.

If the Transfer Agent is unable to establish the identity of a shareholder through reasonable methods, the account will be rejected and transactions will be prohibited until such information is received.  The Fund may also reserve the right to close the account within five (5) business days if clarifying information/documentation is not received.

Other Purchase Information

Purchases of the Fund’s shares will be made in full and fractional shares.  In the interest of economy and convenience, certificates for shares generally will not be issued.

The Fund and the Investment Adviser each reserves the right, in its sole discretion, to suspend the offering of shares of the Fund or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund.

Any money received for investment in the Fund, whether sent by check or wire, is invested at the applicable offering price for the share class in question, which is the net asset value per share next calculated for that share class.  An order in proper form must include all correct and complete information, documents and signatures required to process the order, as well as a check or bank wire payment properly drawn and collectable.

The net asset value is calculated as of the close of regular trading of the NYSE, normally 4:00 p.m. (Eastern time).  A check or wire received after the NYSE closes is invested at the next-calculated net asset value of the Fund, normally on the following business day.

Shares of the Fund may not be registered or qualified for sale in all states.  Shares of the Fund may not be offered or sold in any state unless an exemption from registration or qualification is available. Investors should inquire as to whether shares of a particular Fund are available for offer and sale in the investor's state of residence.

The Fund reserves the right to reject any purchase order.  Federal tax law requires that you provide a certified taxpayer identification number and other certifications upon opening an account.  This is necessary to avoid backup withholding of taxes.  All shares are normally held in a non-certified form on the books of the Fund, for your account or the account of the broker (or agent) at which you hold an account.

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In certain situations, Fund shares may be purchased by tendering payment in kind in the form of shares of stock, bonds or other securities.  Any securities used to buy Fund shares must be readily marketable, and their acquisition must be consistent with the Fund’s objective and otherwise be acceptable to Rainier.  Prior to making such a purchase, you should call Rainier at 1-800-248-6314 to determine whether the securities you wish to use to make a purchase are acceptable.  The Fund reserves the right to amend or terminate this practice at any time.

Redeeming Shares

As stated above, the Fund’s shares are restricted securities that may not be sold to investors other than "accredited investors" within the meaning of Regulation D under the Securities Act, unless sold pursuant to another available exemption from the Securities Act.  Shares of the Fund may not be assigned, resold or otherwise transferred without the written consent of the Investment Adviser and, if requested, an opinion of counsel acceptable to the Fund and the Investment Adviser that an exemption from registration is available.  Any attempt at a transfer to a third party in violation of this provision shall be void.  The Fund may enforce the provisions of this paragraph, either directly or through its agents, by entering an appropriate stop-transfer order on its books or otherwise refusing to register or transfer or permit the registration or transfer on its books of any purported transfer not in accordance with these restrictions.

Shareholders may redeem Fund shares on any day the Fund is open for business.  Redemption proceeds will equal the net asset value per share next calculated after a redemption order is received from a shareholder in proper form.  Payment for shares redeemed will usually be wired to the bank you indicate or mailed on the following day to the address of record.  You may also have your redemption proceeds sent to your predetermined bank account by electronic funds transfer through the Automated Clearing House (“ACH”) network, provided your bank is a member.  Proceeds will generally be credited to your account within two business days.  There is no charge to have your payment sent via ACH.  Absent unusual conditions, proceeds will be sent within seven calendar days after the Fund receives your redemption request in paper form.

If you purchase shares using a check and soon after request a redemption, the Fund will honor the redemption request, but will not mail the proceeds until your purchase check has cleared (usually within 15 days).  Furthermore, there are certain times when redemption payments may also be delayed under extraordinary circumstances or as permitted by the Securities and Exchange Commission in order to protect remaining shareholders.  If payment of redemption proceeds is to be made by Federal wire transfer, a $15 fee may be applied.

In order to reduce expenses, the Fund may redeem shares in any account if the total value of your account is less than $10,000 as a result of redemptions.  This does not apply to retirement plan or Uniform Gifts/Transfers to Minors Act accounts.  Shareholders will be notified and given 30 days during which to make an additional investment to bring the value of their account to at least the minimum required amount before an involuntary redemption occurs.

The Fund has the right to pay redemption proceeds in whole or in part with a distribution by the Fund of securities in its portfolio equal in value to the sales price.  It is not expected that the Fund would do so except in unusual circumstances.

EXCESSIVE TRADING POLICIES

Excessive or short-term trading (such as market timing) in Fund shares may harm performance by compromising portfolio management strategies and increasing Fund expenses.  The Board of Trustees has approved policies that seek to both discourage frequent purchases and redemptions, and also limit the disruptive effects of market timing.  Pursuant to this policy, the Fund and its agents reserve the following rights: (1) to refuse or reject any purchase order; (2) to cancel or reject any purchase order placed through an intermediary, no later than one business day after the order is received by the intermediary (including, but not limited to, orders considered to be excessive trading or market timing); and (3) to completely or partially close the Fund by ceasing to offer its shares at any time to all or certain groups of investors.  These actions may be taken when, in the sole discretion of the Fund, they are deemed to be in the best interest of the Fund or if required by law.

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SIGNATURE GUARANTEES

To protect your account against fraud, signature guarantees are required in certain cases to enable the Fund to verify the identity of the person or persons authorizing the redemption.  Signature guarantees are required if: (1) the redemption is a written request and the proceeds exceed $100,000; (2) if the proceeds are to be paid or sent to any person, address or bank account not on record; (3) if ownership is being changed on the account; or (4) if a change of address request was received by the Transfer Agent in the last 30 days.  In addition to the situations described, the Fund and/or the Transfer Agent reserve the right to require a signature guarantee in other instances based on the circumstances.  The signature(s) on the redemption request and on the certificates, if any, or stock powers must be guaranteed by an “eligible guarantor.”  An eligible guarantor includes certain banks, brokers, dealers, credit unions, securities exchanges, clearing agencies and savings associations.  A notary public is not an eligible guarantor. Non-financial transactions including establishing or modifying certain services on an account may require a signature guarantee, signature verification from a Signature Validation Program member, or other acceptable form of authentication from a financial institution source.

UNCLAIMED PROPERTY

Your Fund account may be transferred to your state of residence if no activity occurs within your account during the inactivity period specified in your state’s abandoned property laws.

PRICING OF FUND SHARES

The price of the Fund’s shares is based on the Fund’s net asset value.  The Fund’s net asset value per share for its share class is calculated by dividing the Fund’s assets attributable to the share class, minus liabilities attributable to the share class, by the number of shares outstanding in the share class.  The Fund’s assets are valued based on the market value of securities held in its portfolio, which is normally obtained from market quotations, plus any cash and other assets.  If market quotations are not readily available for a portfolio security, or if it is believed that a quotation does not represent fair value for a security, the security may be valued using procedures approved by the Fund’s Board of Trustees that are designed to establish its “fair” value.  The Fund may also fair value securities in other situations affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day, a corporate action or a company announcement) or, events affecting securities markets generally (for example, market volatility or a natural disaster).  The Fund’s liabilities include fees and expenses owed by the Fund, as well as any obligations to trading partners.  The number of Fund shares outstanding is the amount of shares that have been issued to shareholders.  If the Fund invests in non-U.S. securities that trade on weekends or other days when the Fund does not price its shares, the value of these holdings may change on days when shareholders will not be able to purchase or redeem the Fund’s shares.

The price an investor pays to purchase Fund shares is based on the net asset value per share next calculated after the order is received in proper form.  The amount an investor receives when redeeming Fund shares is the net asset value next calculated after the order is received in proper form.  An order in proper form must include all correct and complete information, documents and signatures required to process the purchase or redemption, as well as a check or bank wire payment properly drawn and collectable in the case of a purchase.  The net asset value of shares of the Fund is determined as of the close of regular trading on the NYSE, normally, 4:00 p.m. (Eastern time).  Fund shares will not be priced on days when the NYSE is closed for trading (including certain U.S. holidays).

DIVIDENDS, DISTRIBUTIONS AND TAXES

Dividends and Distributions

The Fund intends to pay dividends annually.  The Fund makes distributions of its net capital gains, if any, at least annually.  The Board of Trustees may determine to declare dividends and make distributions more or less frequently.

It is expected that distributions from the Fund will primarily consist of capital gains.

Dividends and capital gain distributions are automatically reinvested in additional shares of the Fund at the net asset value per share on the reinvestment date unless you have previously requested in writing to the Transfer Agent or on the new account application that payment be made in cash.

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If an investor elects to receive distributions and dividends by check and the post office cannot deliver such check, or if such check remains uncashed for six months, the Fund reserves the right to reinvest the distribution check in the shareholder’s account at the Fund’s then-current net asset value per share and to reinvest all subsequent distributions in shares of the Fund until an updated address is received.

Tax Consequences

The Fund intends to make distributions of dividends and capital gains.  Dividends are taxable to shareholders as ordinary income.  The rate a shareholder pays on capital gain distributions will depend on how long the Fund held the securities that generated the gains, not on how long the shareholder owned the Fund shares. Shareholders will be taxed in the same manner whether they receive dividends and capital gain distributions in cash or reinvest them in additional Fund shares.

Redeeming Fund shares is considered a taxable event for shareholders.  Depending on the purchase price and the sale price of the shares sold, a gain or a loss may result on the transaction. Shareholders are responsible for any tax liabilities generated by their transactions.

PRIVACY POLICY

Rainier Investment Management Mutual Funds and Rainier Investment Management, LLC, the Fund’s investment adviser, collect nonpublic information about you from the following sources:

•	Information we receive from applications or other forms;

•	Information we receive from you through website or e-mail communications;

•	Information you may give us orally; and

•	Information about your transactions with others or us.

We do not disclose any nonpublic personal information about our customers or former shareholders to nonaffiliated third parties, except as required by law, such as in response to inquiries from governmental authorities.  We may also disclose information to unaffiliated third parties, such as brokers or custodians, as permitted by law and as needed to provide agreed upon services to you.  Rainier restricts access to your personal and account information to those employees who provide products and services to you.  Additionally, we maintain physical, electronic and procedural safeguards to protect your non-public personal information. Please contact us directly with any specific questions about our data safeguards.

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Rainier Large Cap Growth Equity Fund

For more information about the Fund, the following documents are available for free on request:

ANNUAL/SEMIANNUAL REPORTS

Additional information about the Fund’s investments will be available in the Fund’s annual and semiannual reports to shareholders.

SUPPLEMENT TO OFFERING MEMORANDUM (“SUPPLEMENT”)

The Supplement provides more detailed information about the Fund and is incorporated by reference into this Offering Memorandum.

To receive free copies of the Fund’s reports and the Supplement, request other information or discuss your questions concerning the Fund, please contact the Rainier Funds at 1-800-248-6314.

Information about the Fund, including the Fund’s reports and the Supplement can be viewed and copied at the Public Reference Room of the Securities and Exchange Commission in Washington, D.C.  Please call (202) 551-8090 for information about the operation of the Public Reference Room.  Text-only copies are available:

•	For a duplicating fee, by writing to the Public Reference Room of the Commission, Washington, D.C. 20549-1520, or by electronic request at the following e-mail address: publicinfo@sec.gov.

•	Free of charge from the Commission’s Internet website at http://www.sec.gov.

To reduce the volume of mail you receive, the Rainier Funds may mail only one copy of the annual and semiannual reports, Offering Memorandum and the Supplement and other regulatory materials to your household.  You can call Rainier Funds at 1-800-248-6314 to request (1) additional copies of these regulatory materials, or (2) that we discontinue householding of regulatory materials.

601 Union Street, Suite 2801, Seattle, WA 98101
1.800.248.6314  www.rainierfunds.com

The Fund’s SEC Investment Company Act file number is 811-8270.

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RAINIER FUNDS

Offering Memorandum Supplement

Rainier Large Cap Growth Equity Fund
Institutional Class Shares

Dated August 12, 2014

This Offering Memorandum Supplement (the “Supplement”) should be read in conjunction with the Offering Memorandum (the “Offering Memorandum”) for the Rainier Large Cap Growth Equity Fund (the “Fund”), a series of Rainier Investment Management Mutual Funds (the “Trust”), dated August 12, 2014, as amended from time to time.  The Fund issues its shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act of 1933, as amended (the “Securities Act”). This Supplement is not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act.

The Trust is an open-end management investment company (“mutual fund”) currently consisting of separate investment series or funds.  This Supplement relates only to the Fund.

The shares of beneficial interest in the Fund are not registered under the Securities Act because those shares will be issued by the Registrant solely in private placement transactions that do not involve any “public offering” within the meaning of the Securities Act. Shares of the Fund will be purchased only by clients of Rainier Investment Management, LLC, a Delaware limited liability company (“Rainier”), including separately managed private accounts, and other investors who are “accredited investors,” as defined in Regulation D under the Securities Act, which may include Rainier and its owners, officers and other personnel.

Shares of the Fund are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act. Shares may be redeemed in accordance with the procedures set forth in the Offering Memorandum.

This Supplement is intended for use only by the person to whom it has been issued.  Reproduction of this Supplement is prohibited.

This Supplement is not an offering memorandum or prospectus, and it should be read in conjunction with the Offering Memorandum dated the same date hereof for the Fund. Rainier is the investment adviser to the Fund.  This Supplement is incorporated by reference in its entirety into the Offering Memorandum.

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THE TRUST

The Trust is an open-end management investment company organized as a Delaware statutory trust on December 15, 1993.  The Trust consists of eight separate funds, each of which has its own objective, assets, liabilities and net assets. Rainier serves as the investment adviser to the Trust and those funds.  This Supplement applies to only one of those funds.

INVESTMENT STRATEGIES

The following information supplements the discussion of the Fund’s investment objectives and policies as set forth in its Offering Memorandum.  The Fund’s investment objective is non-fundamental and can be changed without shareholder approval.  There can be no guarantee that the objective of the Fund will be attained.

The Fund may invest in the following types of investments to the extent consistent with its investment objective and strategies.  Each type of investment is subject to certain risks, as discussed below.

Equity Securities

Equity securities, such as common stock, represent an ownership interest, or the right to acquire an ownership interest, in an issuer.

Common stock generally takes the form of shares in a corporation.  The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services.  A stock’s value also may fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs.  The value of a company’s stock also may be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred stock.  The value of a company’s stock will usually react more strongly than its bonds, other debt and preferred stock to actual or perceived changes in the company’s financial condition or prospects.  Stocks of smaller companies may be more vulnerable to adverse developments than those of larger companies.  Stocks of companies that the portfolio managers believe are fast-growing may trade at a higher multiple of current earnings than other stocks. The value of such stocks may be more sensitive to changes in current or expected earnings than the values of other stocks.

Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy and/or insolvency of the issuer. In addition to common stock, equity securities may include preferred stock, convertible securities and warrants, which are discussed elsewhere in the Offering Memorandum and this Supplement. Equity securities other than common stock are subject to many of the same risks as common stock, although possibly to different degrees.

Preferred Stock.  Preferred stock represents an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company.  Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and thus also represent an ownership interest in that company.

Preferred stocks may pay fixed or adjustable rates of return. Preferred stock is subject to issuer-specific and market risks applicable generally to equity securities.  In addition, a company’s preferred stock generally pays dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred stock will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects.  Preferred stock of smaller companies may be more vulnerable to adverse developments than preferred stock of larger companies.

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Initial Public Offerings.  Securities issued in initial public offerings (“IPOs”) are often issued by unseasoned companies that have the risks of smaller capitalization companies.  Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods.  Securities issued in an IPO frequently are very volatile in price, and a Fund may hold securities purchased in an IPO for a very short period of time.  As a result, the Fund’s investments in IPOs may increase portfolio turnover, which increases brokerage and administrative costs and may result in taxable distributions to shareholders.

At any particular time or from time to time the Fund may not be able to invest in securities issued in IPOs, or invest to the extent desired because, for example, only a small portion (if any) of the securities being offered in an IPO may be made available to the Fund.  In addition, under certain market conditions a relatively small number of companies may issue securities in IPOs.  Similarly, as the number of investors to which IPO securities are allocated increases, the number of securities issued to any one investor may decrease.  The investment performance of the Fund during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when it is able to do so.  In addition, as the Fund increases in size, the impact of IPOs on the Fund’s performance will generally decrease.  There can be no assurance that investments in IPOs will improve the Fund’s performance.

Warrants to Purchase Securities

Warrants are instruments that give the holder the right, but not the obligation, to buy a security at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security and do not represent any rights in the assets of the issuing company.  A warrant ceases to have value if it is not exercised prior to its expiration date.  These factors can make warrants more speculative than other types of investments.  Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock.  Bonds also may be issued with warrants attached to purchase additional fixed income securities at the same coupon rate.  A decline in interest rates would permit the Fund to buy additional bonds at the favorable rate or to sell the warrants at a profit.  If interest rates rise, the warrants would generally expire with no value.

The Fund normally will not invest more than 5% of its net assets in warrants to purchase securities.  Warrants acquired in units or attached to securities will be deemed without value for purposes of this restriction.

Repurchase Agreements

Repurchase agreements are transactions in which the Fund purchases a security from a bank or recognized securities dealer and simultaneously commits to resell that security to the bank or dealer at an agreed-upon date and price reflecting a market rate of interest unrelated to the coupon rate or maturity of the purchased security.  The majority of these transactions run from day to day and not more than seven days from the original purchase.  The Fund maintains custody of the underlying securities prior to their repurchase; thus the obligation of the bank or dealer to pay the repurchase price on the date agreed to is, in effect, secured by such underlying securities.  If the value of such securities is less than the repurchase price, the other party to the agreement will provide additional collateral so that at all times the collateral is at least equal to the repurchase price.

Although repurchase agreements carry certain risks not associated with direct investments in securities, the Fund intends to enter into repurchase agreements only with banks and dealers believed by Rainier to present minimum credit risks.  Rainier will review and monitor the creditworthiness of such institutions under the Board of Trustees’ general supervision.  To the extent that the proceeds from any sale of collateral upon a default in the obligation to repurchase were less than the repurchase price, the Fund would suffer a loss.  If the other party to the repurchase agreement petitions for bankruptcy or otherwise becomes subject to bankruptcy or other liquidation proceedings, there might be restrictions on the Fund’s ability to sell the collateral and it could suffer a loss.

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Illiquid Securities; Rule 144A Securities

The Fund has the right to invest in such securities, but not to the extent of more than 15% of its net assets, measured at the time of purchase.  Illiquid securities are defined for this purpose by the Securities and Exchange Commission (the “SEC”) as those which cannot be disposed of within seven days at approximately the same amount at which they are valued.

Mutual funds do not typically hold a significant amount of restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation.  Limitations on resale may have an adverse effect on the marketability of securities, and the Fund might not be able to dispose of such securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions.  The Fund might also have to register such restricted securities in order to dispose of them, resulting in additional expense and delay.

There is a large institutional market for certain securities that are not registered under the Securities Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes.  Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer’s ability to honor a demand for repayment.  The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments.  If such securities are subject to purchase by institutional buyers in accord with Rule 144A promulgated by the SEC or otherwise, it may be determined that such securities are liquid notwithstanding their legal or contractual restrictions on resale.

U.S. Government Obligations

U.S. Government securities include direct obligations issued by the United States Treasury, such as U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years).  They also include U.S. Government agencies and instrumentalities that issue or guarantee securities, such as the Federal Home Loan Banks, The Federal National Mortgage Association (“FNMA”) and the Student Loan Marketing Association.  Except for U.S. Treasury securities, obligations of U.S. Government agencies and instrumentalities may or may not be supported by the full faith and credit of the United States.  Some, such as those of the Federal Home Loan Banks, are backed by the right of the issuer to borrow from the Treasury, others by discretionary authority of the U.S. Government to purchase the agencies’ obligations, while still others, such as the Student Loan Marketing Association, are supported only by the credit of the instrumentality. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assess a claim against the United States itself in the event the agency or instrumentality does not meet its commitment.

Convertible Securities

A convertible debt security is a bond, debenture, note, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. Convertible securities offer higher income than the common stocks into which they are convertible.  A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged.  Before conversion, convertible securities have characteristics similar to non-convertible debt securities. Convertible securities rank senior to common stock in a corporation’s capital structure and, therefore, generally entail less risk than the corporation’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed-income security.  Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions.  The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset.  However, the income component of convertible securities causes fluctuations in value based upon changes in interest rates and the credit quality of the issuer.  In addition, convertible securities are often lower-rated securities.  A convertible security may be subject to redemption at the option of the issuer at a predetermined price.  If a convertible security held by the Fund is called for redemption, the Fund would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party, which may have an adverse effect on the Fund’s ability to achieve its investment objective.

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Securities Lending

The Fund may lend securities.  The Fund may lend its securities in an amount not to exceed 30% of its assets to financial institutions such as banks and brokers if the loan is collateralized in accordance with applicable requirements.  Under the present requirements, the loan collateral generally must, on each business day, at least equal the value of the loaned securities and must consist of cash, letters of credit of domestic banks or domestic branches of foreign banks or securities of the U.S. Government or its agencies.

Foreign Securities

There are special risks in investing in any foreign securities, including U.S. dollar denominated securities of foreign issuers, as well as investments in U.S. companies with significant exposure to foreign markets.  These risks include, but are not limited to, the following.

Political and Economic Factors.  Foreign economies may differ favorably or unfavorably from the United States’ economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, diversification and balance of payments position.  The internal politics or social structure of certain foreign countries may not be as stable as those of the United States, and the governments of foreign countries may pursue diplomatic policies that are not consistent with the increase in value of the Fund’s holdings in foreign securities.

Governments in certain foreign countries continue to participate to a significant degree, through ownership interest or regulation, in their respective economies.  Action by these governments could include restrictions on foreign investment, nationalization, expropriation of goods or imposition of taxes, the imposition of exchange controls, and could have a significant effect on market prices of securities and payment of interest.  The economies of many foreign countries are heavily dependent upon international trade and are accordingly affected by the trade policies and economic conditions of their trading partners.  Enactment by these trading partners of protectionist trade legislation could have a significant adverse effect upon the securities markets of such countries.

Geographic Concentration and Country Risk.  A small number of companies and industries may represent a large portion of the market in a particular country or region, and these companies and industries can be sensitive to adverse social, political, economic or regulatory developments in that country or region.

Market Characteristics.  The Fund may purchase foreign securities in over-the-counter markets or on exchanges located in the countries in which the principal offices of the issuers of the various securities are located, if that is the best available market.  Foreign markets may be more volatile than those in the United States.  While growing in volume, they usually have substantially less volume than U.S. markets, and may be less liquid and more volatile than comparable U.S. securities.  Moreover, settlement practices for transactions in foreign markets may differ from those in U.S. markets, and may include delays beyond periods customary in the United States.  Such differences and potential delays may expose a Fund to increased risk of loss in the event of a failed trade or the insolvency of a foreign broker-dealer.

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The value of the Fund’s portfolio positions may also be adversely impacted by delays in the Fund’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States.

Governmental, Legal, Accounting and Regulatory Matters.  Certain foreign countries may have less supervision of securities markets, brokers and issuers of securities, and less financial information available to issuers, than is available in the United States.  Foreign auditing requirements may not be comparable to those in the U.S.  There is also a risk that foreign governments may seek to nationalize or expropriate assets in a manner that causes losses to the Fund.

Taxes.  The interest or dividends payable on certain foreign portfolio securities may be subject to foreign withholding taxes.  A shareholder otherwise subject to U.S. federal income taxes may, subject to certain limitations, be entitled to claim a credit or deduction for U.S. federal income tax purposes for his proportionate share of such foreign taxes paid by the Fund.

Derivative Instruments

The Fund may make use of various derivative instruments such as options, futures and structured notes. Unless otherwise disclosed, the Fund generally will not use derivatives in an amount exceeding 5% of its assets.  If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, the Fund also may use those instruments.

Futures.  The Fund may purchase and sell futures contracts with respect to securities indices.  The Fund may use these techniques to hedge against securities prices or as part of its overall investment strategy.

An index futures contract provides for the future sale by one party and purchase by another party of a specified quantity of a financial instrument or the cash value of an index at a specified price and time.  A futures contract on an index is an agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written.  Although the value of an index might be a function of the value of certain specified securities, no physical delivery of these securities is made.  A public market exists in futures contracts covering a number of indices, including: the S&P 500; the S&P 100; the S&P Midcap 400; and the NYSE composite.

The Fund expects to use futures contracts in accordance with the applicable rules of the Commodity Futures Trading Commission under which the Trust and the Fund may avoid being deemed a “commodity pool” and Rainier thus may avoid being deemed a “commodity pool operator.”  Therefore, neither Rainier nor the Fund will register or be regulated under the Commodity Exchange Act of 1974 and related rules and regulations.

The Fund might use futures contracts to hedge against anticipated changes in securities prices that might adversely affect either the value of the Fund’s securities or the price of the securities that the Fund intends to purchase.  A Fund might also buy futures contracts on securities indexes with respect to a large cash investment in the Fund pending full investment of that cash in securities.

The Fund will enter into only those futures contracts that are standardized and quoted on an automated quotation system or traded on a U.S. exchange, board of trade or similar entity.

When a purchase or sale of a futures contract is made by the Fund, the Fund is required to deposit a specified amount of assets with the futures broker or a custodian (“initial margin”).  The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract.  Each day the Fund deposits or receives cash, called “variation margin,” based on the daily change in value of the futures contract.  This process is known as “marking to market.”  Variation margin does not represent a borrowing or loan by a Fund but is instead a settlement between the Fund and the broker of the amount one would owe the other if the futures contract expired.  In computing daily net asset value, the Fund will mark to market its open futures positions.

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Although some futures contracts call for making or taking delivery of the underlying securities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month).

When purchasing a futures contract, the Fund will designate (and mark-to-market on a daily basis) assets determined to be liquid by Rainier in accordance with procedures established by the Board of Trustees, that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the contract value of the futures contract.

There are several risks associated with the use of futures contracts.  A purchase or sale of a futures contract may result in losses substantially in excess of the amount invested in the futures contract.  There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the Fund securities being hedged.  In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given futures transaction not to achieve its objectives.  A decision as to whether, when and how to use futures involves the exercise of skill and judgment, and even a well-conceived investment may be unsuccessful to some degree because of market behavior or unexpected interest rate or securities price trends.

There can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures contract, and the Fund would remain obligated to meet margin requirements until the position is closed.

Other Registered Investment Companies

The Fund may invest in the securities of other registered investment companies, including exchange-traded funds (“ETFs”), money market funds and other mutual funds, subject to the limitations of the Investment Company Act of 1940, as amended (the “1940 Act”), and subject to such investments being consistent with the overall objective and policies of the Fund.

Investments in the securities of other investment companies will likely result in the duplication of advisory fees and certain other expenses.  By investing in another investment company, the Fund becomes a shareholder of that investment company.  As a result, Fund shareholders indirectly will bear the Fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company, in addition to the fees and expenses Fund shareholders directly bear in connection with the Fund’s own operations.

Section 12(d)(1) of the 1940 Act restricts investments by registered investment companies in securities of other registered investment companies.  The acquisition of shares by the Fund in other registered investment companies is therefore subject to the restrictions of Section 12(d)(1) of the 1940 Act and the rules promulgated thereunder, except as may be permitted by an exemptive order obtained by the other registered investment companies that permits the Fund to invest in the other registered investment companies beyond the limits of Section 12(d)(1), subject to certain terms and conditions, including that the Fund enter into an agreement with the other registered investment companies regarding the terms of the investment.

An ETF is similar to a traditional mutual fund, except that it trades at different prices during the day on a securities exchange like a stock.   Similar to investments in other investment companies discussed above, the Fund’s investments in ETFs will involve duplication of advisory fees and other expenses since the Fund will be investing in another investment company.  In addition, the Fund’s investment in ETFs is also subject to its limitations on investments in investment companies discussed above.  To the extent the Fund invests in ETFs which focus on a particular market segment or industry, the Fund will also be subject to the risks associated with investing in those sectors or industries.  The shares of the ETFs in which the Fund will invest will be listed on a national securities exchange and the Fund will purchase and sell these shares on the secondary market at their current market price, which may be more or less than their net asset value. ETFs that seek to replicate a particular benchmark index are subject to “tracking risk,” which is the risk that an ETF will not be able to replicate exactly the performance of the index it tracks.

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As a purchaser of ETF shares on the secondary market, the Fund will be subject to the market risk associated with owning any security whose value is based on market price.  ETF shares historically have tended to trade at or near their net asset value, but there is no guarantee that they will continue to do so.  Unlike traditional mutual funds, shares of an ETF may be purchased and redeemed directly from the ETF, only in large blocks (typically, 50,000 shares or more) through participating organizations that have entered into contractual agreements with the ETF.  The Fund does not expect to enter into such agreements and therefore will not be able to purchase and redeem its ETF shares directly from/to the ETF.

Short-Term Investments

The Fund may invest in any of the following securities and instruments:

Certificates of Deposit, Bankers’ Acceptances and Time Deposits.  The Fund may hold certificates of deposit, bankers’ acceptances and time deposits.  Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning in effect that the bank unconditionally agrees to pay the face value of the instrument on maturity.  Certificates of deposit and bankers’ acceptances acquired by the Fund will be dollar-denominated obligations of domestic banks, savings and loan associations or financial institutions.

In addition to buying certificates of deposit and bankers’ acceptances, the Fund also may make interest-bearing time or other interest-bearing deposits in commercial or savings banks.  Time deposits are non-negotiable deposits maintained at a banking institution for a specified period of time at a specified interest rate.

Commercial Paper and Short-Term Notes.  The Fund may invest a portion of its assets in commercial paper and short-term notes.  Commercial paper consists of unsecured promissory notes issued by corporations. Commercial paper and short-term notes will normally have maturities of less than nine months and fixed rates of return, although such instruments may have maturities of up to one year.

Commercial paper and short-term notes typically will consist of issues rated at the time of purchase “A-2” or higher by Standard & Poor’s Ratings Group (“S&P”), “Prime-1” or “Prime-2” by Moody’s Investors Service, Inc. (“Moody’s”), or similarly rated by another nationally recognized statistical rating organization or, if unrated, determined by Rainier to be of comparable quality.  These rating symbols are described in the Appendix.

Temporary Defensive Investments.  Short-term investments may be used when the Fund assumes a defensive posture such as for the purpose of protecting the Fund if Rainier determines that market, economic, political or other conditions warrant a defensive posture. Defensive investing may also occur to meet anticipated redemptions or in order to have sufficient liquidity to meet various obligations and liabilities.

To the extent that the Fund is in a defensive position, its ability to achieve its investment objective will be limited

INVESTMENT RESTRICTIONS

Fundamental Investment Restrictions.  The following investment restrictions will not be changed with respect to the Fund without the approval of a majority of the Fund’s outstanding voting securities which, as used in this Supplement, means the approval by the lesser of: (1) the holders of 67% or more of the Fund’s shares represented at a meeting if more than 50% of the Fund’s outstanding shares are present in person or by proxy at that meeting; or (2) more than 50% of the Fund’s outstanding shares.

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(1)  The Fund may not borrow money except under the following circumstances: (i) the Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) the Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) the Fund may enter into transactions that are technically borrowings under the 1940 Act, because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that cash and/or liquid securities are earmarked and maintained equal in value to the Fund’s obligations in respect of these transactions.

Under current pronouncements of the staff of the SEC, the above types of transactions are not treated as involving senior securities so long as and to the extent that liquid assets, such as cash, U.S. government securities or other appropriate assets are earmarked and maintained equal in value to the Fund’s obligations in respect of these transactions.

(2)  The Fund may not engage in the business of underwriting securities issued by others, except to the extent that the Fund may be deemed to be an underwriter in connection with the disposition of portfolio securities.

(3)  The Fund may not purchase or sell real estate, which term does not include securities of companies which deal in real estate or mortgages or investments secured by real estate or interests therein, except that the Fund reserves freedom of action to hold and to sell real estate acquired as a result of the Fund’s ownership of securities.

(4)  The Fund may not make loans except as permitted under the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

(5)  The Fund may not concentrate its investments in a particular industry, as that term is used in the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

(6)  The Fund may not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell futures contracts on financial instruments and indices and options on such futures contracts and the portfolio may purchase and sell futures contracts on foreign currencies and options on such futures contracts. The Fund may also without limitation purchase and sell futures contracts, options on futures contracts, and options linked to commodities of all types, including physical commodities, and may enter into swap contracts and any other commodity-linked derivative instruments including those linked to physical commodities. Additionally, the Fund may indirectly invest in commodities, including physical commodities, by investing in other investment companies and/or other investment vehicles that invest entirely or substantially in commodities and/or commodity-linked investments.

(7)  The Fund may not issue senior securities, except as permitted under the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

(8)  The Fund has elected to be treated as a diversified investment company, as that term is used in the 1940 Act, as amended, and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Offering Memorandum and Supplement will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

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The following discussion provides additional information about the Fundamental Restrictions set forth above.

Concentration. While the 1940 Act does not define what constitutes “concentration” in an industry, the staff of the SEC takes the position that any fund that invests more than 25% of its total assets in a particular industry (excluding the U.S. government, its agencies or instrumentalities) is deemed to be “concentrated” in that industry.

Borrowing. The 1940 Act permits the Fund to borrow money in amounts of up to one-third of its total assets, at the time of borrowing, from banks for any purpose (the Fund's total assets include the amounts being borrowed). To limit the risks attendant to borrowing, the 1940 Act requires the Fund to maintain at all times an “asset coverage” of at least 300% of the amount of its borrowings, not including borrowings for temporary purposes in an amount not exceeding 5% of the value of its total assets. “Asset coverage” means the ratio that the value of the Fund's total assets (including amounts borrowed), minus liabilities other than borrowings, bears to the aggregate amount of all borrowings.

Commodities. Under the federal securities and commodities laws, certain financial instruments such as futures contracts and options thereon, including currency futures, stock index futures or interest rate futures, may, under certain circumstances, also be considered to be commodities. Nevertheless, the 1940 Act does not prohibit investments in physical commodities or contracts related to physical commodities. Mutual funds typically invest in futures contracts and related options on these and other types of commodity contracts for hedging purposes, to implement tax or cash management strategies, or to enhance returns.

Loans. Although the 1940 Act does not prohibit the Fund from making loans, SEC staff interpretations currently prohibit funds from lending more than one-third of their total assets, except through the purchase of debt obligations or the use of repurchase agreements. A repurchase agreement is an agreement to purchase a security, coupled with an agreement to sell that security back to the original seller on an agreed-upon date at a price that reflects current interest rates. The SEC frequently treats repurchase agreements as loans.

Senior Securities. “Senior securities” are defined as Fund obligations that have a priority over the Fund’s shares with respect to the payment of dividends or the distribution of Fund assets. The 1940 Act prohibits the Fund from issuing any class of senior securities or selling any senior securities of which it is the issuer, except that the Fund is permitted to borrow from a bank so long as, immediately after such borrowings, there is an asset coverage of at least 300% for all borrowings of the Fund (not including borrowings for temporary purposes in an amount not exceeding 5% of the value of the Fund’s total assets). In the event that such asset coverage falls below this percentage, the Fund must reduce the amount of its borrowings within three days (not including Sundays and holidays) so that the asset coverage is restored to at least 300%. The fundamental investment restriction regarding senior securities will be interpreted so as to permit collateral arrangements with respect to swaps, options, forward or futures contracts or other derivatives, or the posting of initial or variation margin.

Non-Fundamental Investment Restrictions. The following restrictions are designated as non-fundamental and may be changed by the Board without shareholder approval.

The Fund will not take any of the following actions:

(1)  Buy or sell oil, gas, or other mineral leases, rights or royalty contracts.

(2)  Invest for the purpose of exercising control over or management of any company.

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(3)  Invest more than 15% of net assets in illiquid securities. For this purpose, “illiquid securities” may include certain restricted securities under the federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements, and securities that are not readily marketable. To the extent the Board determines that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for resales of securities acquired under Section 4(2) private placements) under the 1933 Act, repurchase agreements and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.

Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.

For so long as the SEC maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Board.

(4)  Pledge, hypothecate, mortgage, or otherwise encumber its assets in excess of 33 1/3% of the Fund’s total assets (taken at cost). (For the purposes of this restriction, collateral arrangements with respect to swap agreements, the writing of options, stock index, interest rate, currency or other futures, options on futures contracts and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge or other encumbrance of assets. The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively, is not deemed to be a pledge or encumbrance.)

PORTFOLIO HOLDINGS

Rainier provides advisory services to the Fund.  As a result, employees of Rainier may have access to the portfolio holdings of the Fund.  The Trust and Rainier have each adopted a code of ethics pursuant to Rule 17j-1 of the 1940 Act designed to prohibit fraudulent or deceitful conduct.  Both codes of ethics generally prohibit personal transactions in many types of securities, such as individual stocks.  Allowable securities to purchase are limited to mutual funds, ETFs, government bonds and several other limited types of securities that are not expected to constitute a material portion of the Fund’s portfolio under normal circumstances.   In addition, the Fund and Rainier adhere to the following policy, which is intended to supplement such codes of ethics.  The policy is designed to help ensure that any disclosure of information about the Fund’s portfolio holdings is in the best interests of Fund shareholders.   It is the Fund’s policy not to distribute information about the Fund’s portfolio holdings to any person prior to 60 days after the previous quarter end unless:

•	The disclosure is required to respond to a regulatory request, court order or other legal proceedings;

•	The disclosure is to a mutual fund rating or, statistical agency or person performing similar functions who has signed an agreement with the Trust;

•
The disclosure is made to internal parties involved in the operations of the Fund, such as the investment process, administration, pricing, or custody of the Fund, including but not limited to Rainier, U.S. Bancorp Fund Services, LLC , U.S. Bank N.A., legal counsel retained by the Fund or Rainier, the Fund’s auditors, and the Trust’s Board of Trustees (which may be delayed for at least 15 days for the non-interested Trustees as provided in the Trust’s Code of Ethics);

•
The disclosure is (a) in connection with a quarterly, semiannual or annual report that is available to the public or (b) relates to information that is otherwise available to the public (e.g., portfolio information that is available on Rainier’s website); or

•	The disclosure is made pursuant to prior written approval of the Chief Compliance Officer of Rainier, the Chief Compliance Officer of the Trust, or the President of the Trust.

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Portfolio holdings information may be disclosed without a time lag (i.e., current holdings) under the circumstances listed above; however, information on Rainier’s public website or in public records, such as shareholders reports, will generally be subject to a time lag.  Portfolio characteristics and summary information will be available on the Adviser’s public website on or about the 10 days after each month end.

Any suspected breach of the Trust’s portfolio holdings disclosure policy is required to be reported immediately to the Chief Compliance Officer of Rainier and the Chief Compliance Officer of the Trust.  Such breaches are also to be reported to the Board of Trustees.

The Trust has ongoing arrangements to make available information about the Fund’s portfolio securities prior to public disclosure.  At this time, those arrangements include providing current holdings, on a daily basis, to the following entities for the purposes of providing oversight or services to the Fund: Rainier, U.S. Bancorp Fund Services, LLC, U.S. Bank N.A., Bank of New York Mellon, Institutional Shareholder Services, Inc., FactSet, and to the Board of Trustees on a periodic basis.  The Trust and Rainier do not receive compensation in connection with the disclosure of information about the securities held in the Fund.

MANAGEMENT

The overall management of the business and affairs of the Trust is vested with its Board of Trustees.  The Board approves all significant agreements between the Trust and persons or companies furnishing services to it, including the agreements with Rainier, the Administrator, the Custodian and the Transfer Agent. The day-to-day operations of the Trust and the Fund are delegated to their officers, subject to their investment objectives and policies and to general supervision by their Boards of Trustees.

The following table lists the Trustees and officers of the Trust, their ages, business addresses and principal occupations during the past five years.

Name Address, and Age	Position Held	Length of Time Served*	Principal Occupation During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee (1)	Other Directorships Held by Trustee Over the Last Five Years
Non-interested Trustees
James E. Diamond, Jr. 601 Union St. Ste. 2801 Seattle, WA 98101 Born 1946	Trustee	Since March 1994	Private investor and consultant; President of Taylormade Products, Inc. (manufacturer of wooden pallets and shipping materials), 2003 to 2014.	Eight	None
Joan L. Enticknap 601 Union St. Ste. 2801 Seattle, WA 98101 Born 1950	Trustee	Since November 2012	Chief of Staff, 2013 to present; Strategic Initiatives Manager, 2010 to 2013; Board Member, President and Chief Operating Officer, 2001 to 2010; all with HomeStreet Bank (banking).	Eight	None
Gary L. Sundem 601 Union St. Ste. 2801 Seattle, WA 98101 Born 1944	Trustee, Chairman of the Board	Since March 1994	Professor of Accounting Emeritus, University of Washington from 2008 to present; Professor of Accounting; University of Washington from 1971 to 2008.	Eight	None
Interested Trustee and Officer(2)
Melodie B. Zakaluk 601 Union St. Ste. 2801 Seattle, WA 98101 Born 1965	Trustee, CEO and President Chief Financial Officer	Since February 2011 Since September 2010	Chief Operating Officer of Rainier from 2008 to present. Managing Director, Russell Investment Group from 1995 to 2008.	Eight	None

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*      Trustees and officers of the Trust serve until their resignation, removal or retirement.
(1)
The term “Fund Complex” includes any funds, series of funds, or trusts that share the same investment adviser or that hold themselves out to investors as related companies.  The Fund Complex consists of eight series of the Trust, one of which is included herein.

(2)	Ms. Zakaluk is an “interested person” of the Trust, as defined in the 1940 Act, because of her employment with Rainier.

Name Address, and Age	Position Held	Length of Time Served*	Principal Occupation During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee Over the Last Five Years
Officers
James R. Margard 601 Union St., Ste. 2801 Seattle, WA 98101 Born 1952	Vice President	Since January 1994	Senior Equity Portfolio Manager of Rainier since 1991, Chief Investment Officer of Rainier from 1991 to June 2013.	N/A	N/A
Mark H. Dawson 601 Union St., Ste. 2801 Seattle, WA 98101 Born 1956	Vice President	Since June 2004	Senior Equity Portfolio Manager of Rainier since 1996, Chief Investment Officer of Rainier since June 2013.	N/A	N/A
Elisa Enns 601 Union St., Ste 2801 Seattle, WA 98101 Born 1965	Treasurer	Since May 2013
Director of Fund Finance and Financial Planning, Rainier, since May 2011, Financial Planning Analyst, Rainier, from May 2010 to May 2011, Strategic Operations Manager, Russell Investment Group, from May 2007 to May 2010.
				N/A	N/A

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Address, and Age	Position Held	Length of Time Served*	Principal Occupation During Past 5 Years	Number of Funds in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee Over the Last Five Years
Lisa M. Thenell 601 Union St., Ste. 2801 Seattle, WA 98101 Born 1967	Chief Compliance Officer and Anti- Money Laundering Compliance Officer	Since January 2008	Chief Compliance Officer of Rainier from 2008 to present. Compliance Supervisor of Rainier from 2003 to 2008.	N/A	N/A
Christopher E. Kashmerick 2020 East Financial Way, Suite 100 Glendora, CA 91741 Born 1974	Secretary	Since November 2011
Vice President, U.S. Bancorp Fund Services, LLC, from June 2011 to present; formerly, Vice President of Fund Accounting, Financial and Tax Reporting, Huntington Asset Services, Inc. from April 2008 to June 2011.
				N/A	N/A
______________________________________
*      Trustees and officers of the Trust serve until their resignation, removal or retirement.

Additional Information Concerning Our Board of Trustees

The Role of the Board

The Board of Trustees (“Board”) provides oversight of the management and operations of the Trust. Like virtually all mutual funds, the day-to-day responsibility for the management and operation of the Trust is the responsibility of various service providers to the Trust, such as the Trust’s investment adviser, the portfolio managers, the distributor, administrator, custodian, and transfer agent, each of whom is discussed in greater detail in this Offering Memorandum Supplement. The Board has appointed various senior individuals of certain of these service providers as officers of the Trust, with responsibility to monitor and report to the Board on the Trust’s operations. In conducting this oversight, the Board receives regular reports from these officers and service providers regarding the Trust’s operations. For example, the Treasurer provides reports as to financial reporting matters and Portfolio Managers report on the performance of the Trust’s funds.  The Board has appointed a Chief Compliance Officer who administers the Trust’s compliance program and regularly reports to the Board as to compliance matters. Some of these reports are provided as part of formal “Board Meetings” which are typically held quarterly, in person, and involve the Board’s review of recent Trust operations. From time to time one or more members of the Board may also meet with management in less formal settings, between formal Board meetings to discuss various topics. In all cases, however, the role of the Board and of any individual Trustee is one of oversight and not of management of the day-to-day affairs of the Trust.

Board Structure, Leadership

The Board has structured itself in a manner that it believes allows it to appropriately perform its oversight function. The Board has established three standing committees, an Audit Committee, a Nominating Committee and a Fair Value Committee, which are discussed in greater detail under “Committees” below.  Currently, 75% of the members of the Board are Independent Trustees, which are Trustees who are not affiliated with Rainier or its affiliates, and the Audit, Nominating and Fair Value Committees are comprised entirely of Independent Trustees.  The Board has appointed Gary Sundem, who is an Independent Trustee, to serve as the Chairman of the Board, in which capacity he provides leadership and communication between the Board and Rainier.  The Independent Trustees have also engaged their own independent legal counsel to advise them on matters relating to their responsibilities in connection with the Trust. The Board reviews its structure annually. The Board has also determined that the active involvement of all the Independent Trustees in Board matters and the function and composition of the Audit Committee are appropriate.

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Board Oversight of Risk Management

As part of its oversight function, the Board of Trustees receives and reviews various reports and assessments and discusses these matters with appropriate management and other personnel. Because risk management is a broad concept comprised of many disparate elements (such as, for example. investment risk, issuer and counterparty risk, compliance risk, operational risks, business continuity risks, etc.) the oversight of different types of risks is handled in different ways.  For example, the Board reviews compliance reports from the Chief Compliance Officer as well as the Trust’s Administrator, and engages in discussions with each of them as necessary, in its oversight of compliance activities affecting the Trust.  By way of further example, the Independent Trustees ask for reports and engage in discussions with personnel of Rainier as necessary to review other types of risks, such as business continuity risk or investment risk.  The Audit Committee also meets with the Trust’s independent public accounting firm to discuss, among other things, the internal control structure of the Trust’s financial reporting function.  Not all risks that may affect the Trust or a Fund can be identified or processes and controls developed to eliminate or mitigate their occurrence or effects, and some risks are simply beyond any control of the Trust, Rainier, its affiliates or other service providers.

Information about Each Trustee’s Qualification, Experience, Attributes or Skills

The Board believes that each of the Trustees has the qualifications, experience, attributes and skills (“Trustee Attributes”) appropriate to their continued service as Trustees of the Trust in light of the Trust’s business and structure.  Each of the Trustees has substantial business and professional backgrounds that indicate they have the ability to critically review, evaluate and access information provided to them. Certain of these business and professional experiences are set forth in detail in the charts above. In addition, a number of the Trustees have served on boards for organizations other than the Trust, as well as having served on the Board of the Trust. They therefore have substantial board experience and, in their service to the Trust, have gained substantial insight as to the operation of the Trust.  The Independent Trustees annually conduct a “self-assessment” wherein the effectiveness of the Board and individual Trustees is reviewed.

In addition to the information provided in the previous charts, below is certain additional information concerning each particular Trustee and certain of their Trustee attributes. The information provided below, and in the chart above, is not all-inclusive. Many Trustee attributes involve intangible elements, such as intelligence, work ethic, the ability to work together and the ability to communicate effectively, exercise judgment, ask incisive questions, and manage people and problems or to develop solutions. In conducting its annual self-assessment, the Trustees have determined that they have the appropriate attributes and experience to continue to serve effectively as Trustees of the Trust.  In addition, the summaries set forth below as to the qualifications, attributes and skills of the Trustees are furnished in response to disclosure requirements imposed by the SEC, do not constitute any representation or guarantee that the Board or any Trustee has any special expertise or experience, and do not impose any greater or additional responsibility or obligation on, or change any standard of care of, any such person or on the Board as a whole than otherwise would be the case.

Ms. Zakaluk’s Trustee attributes include her position as the Chief Operating Officer and an owner of Rainier.  She also serves as President and Chief Financial Officer of the Trust.  Ms Zakaluk has an intimate knowledge of Rainier’s products, operations, personnel and financial resources.  Her position of influence and responsibility with Rainier, in addition to her knowledge of the firm has been determined to be valuable by the Board in its oversight of the Trust.  Ms. Zakaluk also has many years of experience in the investment advisory business both with Rainier and with a large advisory organization before joining Rainier, including experience with mutual funds, their boards and distributors.

Mr. Diamond’s Trustee attributes include his many years of experience with the Board, as well as his many years of banking industry, financial and other business experience in executive and management positions.

Ms. Enticknap’s Trustee attributes include her many years of banking industry, financial and other business experience in executive and management positions.

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Mr. Sundem’s Trustee attributes include his many years of experience with the Board, as well as his many years of distinguished academic positions with a prominent university and his specialized accounting and finance expertise.

Committees

The Board has three standing committees: the Audit Committee, the Nominating Committee and the Fair Value Committee.  The Audit Committee and the Fair Value Committee are comprised of each of the Independent Trustees.  James E. Diamond Jr. serves as Chair of the Audit Committee and Joan L. Enticknap serves as the Chair of the Fair Value Committee.  The Nominating Committee is comprised of James E. Diamond, Joan Enticknap and Gary L. Sundem.  The Audit Committee is responsible for advising the full Board with respect to accounting, auditing and financial matters affecting the Trust.  The Nominating Committee is responsible for seeking and reviewing candidates for consideration as nominees for Trustees as is considered necessary from time to time.  The Nominating Committee normally will not consider nominees from shareholders and, therefore, has not as of this date adopted a policy for consideration of those nominees.  The Fair Value Committee is responsible for monitoring and reviewing the pricing methodologies utilized by Rainier to whom they have delegated daily pricing and fair valuation decisions.  The Audit Committee met twice during the last fiscal year.  The Nominating Committee did not meet during the last fiscal year.  The Fair Value Committee met four times during the last fiscal year.

Fund Shares Owned by Trustees as of December 31, 2013

Amount Invested Key
A.	None
B.	$1-$10,000
C.	$10,001-$50,000
D.	$50,001-$100,000
E.	over $100,000

Trustees	Large Cap Growth Equity Fund	Aggregate Dollar Range of Ownership as of December 31, 2013 in all Funds overseen by Trustee in the Fund Complex.
James E. Diamond, Jr.	A.	E.
Joan L. Enticknap	A.	A.
Gary L. Sundem	A.	E.
Melodie B. Zakaluk	A.	D.

Trustee Compensation
The officers of the Trust and the Trustees who are considered “interested persons” of the Trust receive no compensation directly from the Trust for performing the duties of their offices.  However, those officers and Trustees who are officers or principals of Rainier may receive remuneration indirectly because Rainier receives a management fee from the Fund. Each Trustee who is not affiliated with Rainier currently receives an annual retainer of $54,000 plus $5,000 per meeting.  In addition, the Chairman of the Board receives an additional annual retainer of $5,000 and the Chairs of each of the Audit Committee and Fair Value Committee receives an additional annual retainer of $3,000.  Such Trustees also are reimbursed for any expenses incurred in attending meetings.  The aggregate compensation paid by each fund of the Trust to each of the Trustees during the fiscal year ended March 31, 2014 is set forth below:

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Aggregate Compensation Paid from the Funds
Name of Trustee	Large Cap Growth Equity Fund	Total Compensation from Trust Complex(1)(3)
James E. Diamond, Jr.	$5,000	$82,000
Gary L. Sundem	$5,000	$84,000
Joan L. Enticknap	$5,000	$82,000
Melodie B. Zakaluk	None	None
(1)	Total Compensation from Trust Complex reflects the total amounts paid out of the Trust’s eight Funds that were effective during the fiscal year ended March 31, 2014.

The Trust does not maintain pension or retirement plans for Trustees.

Principal Shareholders and Control Persons

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of any of the Funds.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  The ownership shown below means that Rainier would have the ability, through a vote of shareholders, to effect changes to policies and procedures requiring approval of shareholders, as well as to approve other actions authorized for the shareholders under applicable law, such as the amendment or termination of the Advisory Agreement (described below).   Other shareholders in the future would have less ability to affect the outcome of shareholder actions to the extent Rainier maintains this ownership.  To the best knowledge of the Funds, shareholders owning 5% or more of the outstanding shares of the Fund of record are set forth below:

Fund/Class	Shareholder Name & Address	% held as of June 30, 2014
Rainier Large Cap Growth Equity Fund – Institutional Class Shares	Rainier Investment Management, LLC 601 Union Street, Suite 2800 Seattle, WA 98101	49%

	James R. Margard 601 Union Street, Suite 2800 Seattle, WA 98101	10%

	Mark H. Dawson 601 Union Street, Suite 2800 Seattle, WA 98101	39%

As of June 30, 2014, the current Trustees and officers of the Trust, as a group, held of record and beneficially approximately 49% of the outstanding shares of the Fund.

The Investment Adviser

Subject to the supervision of the Board of Trustees, investment management and services are provided to the Funds by Rainier, pursuant to an Investment Advisory Agreement (the “Advisory Agreement”).  Rainier is owned by certain of its employees through a limited partnership.  Under the Advisory Agreement, Rainier provides a continuous investment program for the Fund and makes decisions and places orders to buy, sell or hold particular securities.  In addition to the fees payable to Rainier, the Fund and the Trust are responsible for their operating expenses, including:  (1) interest and taxes; (2) brokerage commissions; (3) insurance premiums; (4) compensation and expenses of Trustees other than those affiliated with Rainier or the Administrator; (5) legal and audit expenses; (6) fees and expenses of the Administrator, custodian, shareholder service and transfer agents; (7) fees and expenses for registration or qualification of the Trust and its shares under federal or state securities laws; (8) expenses of preparing, printing and mailing reports, notices and proxy material to shareholders; (9) other expenses incidental to holding any shareholder meetings; (10) dues or assessments of or contributions to the Investment Company Institute or any successor; (11) such non-recurring expenses as may arise, including litigation affecting the Trust or the Funds and the legal obligations with respect to which the Trust or the Fund may have to indemnify their officers and Trustees; and (12) amortization of organization costs.

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Under the Advisory Agreement, Rainier is not liable to the Fund for any error of judgment by Rainier or any loss sustained by the Trust or Fund except in the case of a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages will be limited as provided in the 1940 Act) or of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Advisory Agreement continues automatically for successive annual periods, provided that such continuance is specifically approved at least annually (1) by a majority vote of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval, and (2) by the Board of Trustees or by vote of a majority of the outstanding voting securities.

In determining whether to renew the Advisory Agreement each year, the Board of Trustees evaluates information provided by Rainier in accordance with Section 15(c) of the 1940 Act.  The Fund’s Annual Report to Shareholders for the period ended March 31, 2014 contains a detailed discussion of the Board’s considerations in connection with the approval of that Agreement with respect to the Fund.

The Advisory Agreement is terminable by vote of the Board of Trustees or by the holders of a majority of the outstanding voting securities of the Fund at any time without penalty, on 60 days’ written notice to Rainier.  The Advisory Agreement also may be terminated by Rainier on 60 days’ written notice to the Fund.  The Advisory Agreement terminates automatically upon its assignment (as defined in the 1940 Act).

During the period ended March 31, 2014, Rainier waived its investment advisory fee from the Fund.

The Administrator

The Trust has entered into an Omnibus Fee Agreement (“Agreement”) with U.S. Bancorp Fund Services, LLC (the “Administrator”).  The Agreement provides that the Administrator will prepare and coordinate reports and other materials supplied to the Trustees; prepare and/or supervise the preparation and filing of all securities filings, periodic financial reports, prospectuses, statements of additional information, shareholder reports and other regulatory reports or filings required of the Fund; prepare all required filings necessary to maintain the Fund’s qualification and/or registration to sell shares in all states where the Fund currently do, or intend to do business; coordinate the preparation, printing and mailing of all materials (e.g., annual reports) required to be sent to shareholders; coordinate the preparation and payment of Fund-related expenses; monitor and oversee the activities of the Fund’s servicing agents (i.e., transfer agent, custodian, fund accountants, etc.); review and adjust as necessary the Fund’s daily expense accruals; and perform such additional services as may be agreed upon by the Trust and the Administrator.  The Administrator also serves as the Fund Accounting Agent and Transfer Agent and its address is 615 E. Michigan Street, Milwaukee, Wisconsin 53202-5207.  U.S. Bank N.A., an affiliate of the Administrator, serves as the Fund’s Custodian and its address is 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.  For all of these services, the Fund will pay a monthly fee based on the greater of an annual minimum or the annual rate of 0.05% on the first $3 billion, 0.04% on the next $3 billion, 0.035% on the next $4 billion, 0.025% thereafter, subject to an annual minimum of $650,000 for all series of the Trust.

The Fund paid the following administration fee to the Administrator and/or its affiliates for the period ended March 31, 2014: $1,370.

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PORTFOLIO MANAGERS

Mark H. Dawson is the Chief Investment Officer and a Senior Equity Portfolio Manager of Rainier, and serves as the portfolio strategy lead for the Fund.  Mr. Dawson is also a Principal and shareholder of Rainier.  The following provides information regarding other accounts managed by Mr. Dawson as of March 31, 2014:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	3	$1,596.6	0	$0

Other Pooled Investment Vehicles	5	$1,029.9	0	$0

Other Accounts	30	$1,485.6	0	$0

Michael Emery is a Senior Equity Portfolio Manager of Rainier and a portfolio manager for the Fund.  Mr. Emery is also a Principal and shareholder of Rainier.  The following provides information regarding other accounts managed by Mr. Emery as of March 31, 2014:

Category of Account	Total Number of Accounts Managed	Total Assets in Accounts Managed	Number of Accounts for which Advisory Fee is Based on Performance	Assets in Accounts for which Advisory Fee is Based on Performance
Other Registered Investment Companies	3	$1,596.6	0	$0

Other Pooled Investment Vehicles	5	$1,029.9	0	$0

Other Accounts	30	$1,485.6	0	$0

As of March 31, 2014, the Portfolio Managers beneficially owned shares of the Fund as follows:

Name of Portfolio Manager	Dollar Range of Equity Securities in the Fund (A. None, B. $1-$10,000, C. $10,001-$50,000, D. $50,001-$100,000, E. $100,001-$500,000, F. $500,001-$1,000,000, G. Over $1,000,000)

Large Cap Growth Equity Fund

Mark Dawson	E.

Michael Emery	A.

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Compensation

All portfolio managers receive a fixed base salary and may receive a fixed bonus.  Portfolio managers who are owners of Rainier may receive distributions based on their relative ownership of Rainier.  Certain portfolio managers who are not owners of Rainier may receive profit-sharing payments based on Rainier’s overall performance.

Rainier has instituted a performance-based bonus program, which may provide for portfolio managers who are owners of Rainier to receive an annual bonus based on: (1) how each of the strategies the portfolio manager manages performs during the applicable year on a pre-tax basis in comparison to the performance of the applicable benchmark index (on a gross of fees basis) and peer group; (2) the portfolio manager’s overall contribution to the portfolio management team as determined by the Board of Directors of Rainier, based on the recommendation of Rainier’s compensation committee with input from the Chief Investment Officer and other members of the portfolio management team; and (3) the more general performance of Rainier.  Portfolio managers who are not owners of Rainier also may have performance bonus components to their compensation, depending on the circumstances.  In these cases, the bonus would be determined based on generally similar criteria to those applicable owners.

Material Conflicts of Interest

The compensation paid to Rainier for managing the Fund is based only on a percentage of assets under management.  Portfolio Managers benefit from Rainier’s revenues and profitability and may receive bonuses to recognize performance.  However, the Portfolio Managers’ compensation is not based directly on fee revenue earned by Rainier on particular accounts in a way that would be expected to create a material conflict of interest in favoring particular accounts over other accounts.  Rainier has adopted policies intended to address potential conflicts of interest related to aggregating and filling orders and other portfolio management related activities.

Independent Registered Public Accounting Firm and Legal Counsel

Deloitte & Touche LLP, 695 Town Center Drive, Suite 1200, Costa Mesa, California 92626, is the independent registered public accounting firm for the Fund.

Paul Hastings LLP, 55 Second Street, 24th Floor, San Francisco, California 94105, serves as legal counsel to the Independent Trustees and the Fund.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Best Execution:  Rainier has the duty to seek to obtain “best execution” on each portfolio transaction for a client (including the Fund). Rainier will allocate brokerage transactions to those brokers, dealers and markets, and at such prices and such commission rates, as in the good faith judgment of Rainier is expected to be in the best interest of its clients.  In making these allocations, Rainier will take into consideration not only the available securities prices and rates of brokerage commission, but also other relevant factors such as, without limitation:  execution capabilities and research; the size of the transaction; the difficulty of execution; the operational facilities of the broker involved; the risk in positioning a block of securities; the quality of the overall brokerage and research services provided by the broker or dealer; and the value of ongoing relationships with those brokers and dealers.  Rainier need not demonstrate that such factors are of a direct benefit to a particular client.

Rainier has established a Best Execution Committee to oversee the trading practices of the firm. The Committee is charged with approving brokers, rating brokers and determining broker budgets. All Portfolio Managers and Traders are active members of the Best Execution Committee. They meet at least semi-annually to oversee the trading practices of the firm, discuss broker selection, trading venues, commissions, budgets and other issues that are critical to the Committee’s oversight of best execution. The Best Execution Committee has appointed a sub-committee to review best execution of fixed-income trades.

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Soft Dollar Practices: Subject to meeting its fiduciary responsibility to seek best execution, Rainier may obtain research products or services that fall within the “safe harbor” established by Section 28(e) of the Securities Exchange Act of 1934, and as has been interpreted through regulatory guidance issued by the Securities and Exchange Commission, in connection with its portfolio brokerage.

The commissions paid must be reasonable in relation to the value of the brokerage or research products or services provided.  The Best Execution and Soft Dollar Committees will make these determinations.  Because of the services provided, Rainier may pay a brokerage commission in excess of that which another broker might have charged for effecting the same transaction if Rainier determines in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided by the broker-dealer, viewed in terms of either the particular transaction or Rainier’s overall responsibilities with respect to the accounts over which it is exercises investment discretion.  In making a good faith determination, Rainier may consider not only the benefit derived by the account paying the commission, but also the benefits derived by other accounts.

If a product or service has both a research or brokerage use and non-research or non-brokerage use (also known as “mixed-use”), an allocation must be made between the research and the brokerage use and the non-research or non-brokerage functions, with the portion allocable to research or brokerage being paid with commission dollars, and the non-research or non-brokerage portion being paid by Rainier.  An allocation of the cost of the product or service will be made according to its use (i.e., the component that provides assistance to Rainier in the investment decision-making process vs. the component that relates to the non-research or non-brokerage services).

Rainier will use its judgment to make a reasonable allocation for the portion of an item to pay with soft dollars and the portion to pay with hard dollars if Rainier determines that a research or brokerage product has a mixed use.  In making an allocation, Rainier will consider users of the product or service and usage, including relative importance, cost of the uses, frequency of use, and available substitutes.  Rainier will document such decisions through the Soft Dollar Committee.

Aggregated Orders:  As part of its effort to obtain best execution, Rainier may, according to its procedures, aggregate orders (a practice generally known as block trading or bunching) unless restricted by client direction, type of account or other account restrictions.  Other common factors to be considered when deciding upon the inclusion of a particular account in a block order include investment strategy, account objectives, account restrictions, cash balances, relevant policies, order instructions and order size.

When recommending or effecting a transaction in a particular investment for more than one client, Rainier will allocate such recommendations or transactions among clients for whom such recommendation is effected on such basis as Rainier deems equitable over time.  Allocations of a specific investment may not be recommended for every account and transactions in a specific investment may not be processed at the same time or price for all accounts. All accounts that participate in a block transaction will receive an allocation to achieve a targeted security weighting, or other objective target such as cash level.

Generally, each account that participates in a block trade that is filled at several different prices through multiple trades executed in a single day will receive the average price per share for all trades executed on that day.  Additionally, each account participating in a block trade will pay a pro rata portion of the commissions (subject to minimum ticket charges) for multiple trades of the same security executed in a single day.

The Fund does not effect securities transactions through broker-dealers in accordance with any formula, nor does it affect securities transactions through such broker-dealers for selling shares of the Fund or providing other potential marketing benefits to the Fund.  However, the Fund and Rainier may from time to time benefit from marketing or distribution efforts by broker-dealers who execute transactions for the Fund.

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PORTFOLIO TURNOVER

Although the Fund generally will not invest for short-term trading purposes, portfolio securities may be sold without regard to the length of time they have been held when, in the opinion of Rainier, investment considerations warrant such action.  Portfolio turnover rate is calculated by dividing (1) the lesser of purchases or sales of Fund securities for the fiscal year by (2) the monthly average of the value of Fund securities owned during the fiscal year.  A 100% turnover rate would occur if all the securities in the Fund, with the exception of securities whose maturities at the time of acquisition were one year or less, were sold and either repurchased or replaced within one year.  A high rate of portfolio turnover (100% or more) generally leads to transaction costs and may result in a greater number of taxable transactions.  See “Portfolio Transactions and Brokerage.”  The Fund’s rate of turnover for the period ended March 31, 2014 was 0.00%.

NET ASSET VALUE

As noted in the Prospectus, the net asset value and offering price of shares of the Fund will be determined once daily as of the close of public trading on the New York Stock Exchange (“NYSE”) (normally, 4:00 p.m., Eastern time) on each day that the NYSE is open for trading.  The Fund does not expect to determine the net asset value of its shares on any day when the NYSE is not open for trading even if there is sufficient trading in its portfolio securities on such days to materially affect the net asset value per share.  However, the net asset value of the Fund’s shares may be determined on days the NYSE is closed or at times other than 4:00 p.m. if the Board of Trustees decides it is necessary.

Section 2(a)(41) of the 1940 Act, together with the rules and interpretations of the SEC, require the Fund, in computing the NAV, to value portfolio securities using market quotations when they are “readily available.” When market quotations are not readily available, the Board of Trustees of the Trust must value securities at “fair value determined in good faith.” The Board has delegated such responsibility to Rainier pursuant to a Security Valuation Policy that the Board has adopted. On a case-by-case basis, Rainier’s Pricing Committee will establish an appropriate pricing methodology to determine the fair value of securities that are difficult to price. No one may change or authorize a change in a security’s price or otherwise deviate from the Rainier Funds’ Security Valuation Policy without first obtaining approval from Rainier’s Pricing Committee.  The Board will approve, monitor and review the valuation decisions made by Rainier.

Under current financial accounting standards, “fair value” means “the price that would be received to sell a security in an orderly transaction between market participants at the measurement date.”  Fair value pricing involves subjective judgments and there is no single standard for determining fair value.

Under the Trust’s Policy:

•
All equity securities that are traded on national securities exchanges are valued at the last reported sale price on the exchange where it is primarily traded.  If, on a particular day, an exchange-traded security does not trade, then the mean between the most recent quoted bid and the ask prices will be used.

•
All equity securities that are not traded on a listed exchange are valued at the last sale price in the over-the-counter market.  If a non-exchange traded security does not trade on a particular day, then the mean between the last quoted closing bid and the ask price will be used.

•
Securities listed on a foreign exchange are valued at the last sale price at the close of the exchange on which the security is primarily traded.  In certain countries, however, market-maker prices are used since they are the most representative of the daily trading activity.  Market-maker prices are usually the mean between the bid and the ask quotes.  Certain markets are not closed at the time that the Fund prices portfolio securities.  In these situations, snapshot prices are provided by the individual pricing services or other alternate sources at the close of the NYSE as appropriate.  Securities not traded on a particular day are valued at the mean between the last reported bid and ask quotes, or the last sale price when appropriate.

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•
Rights and warrants are valued at the last sale price at the close of the exchange on which the security is primarily traded.  Rights and warrants not traded on a particular date are valued at the mean between the bid and ask quotes or based on an intrinsic value when appropriate.

•
Debt securities held by the Fund shall be valued at their mean as provided by the pricing vendor which uses various valuation methodologies such as evaluated pricing (also known as matrix pricing) and other analytical pricing models as well as market transactions and dealer quotations.  Evaluated pricing is a mathematical technique used to value fixed-income securities without relying exclusively on quoted prices.

•
Fixed-income debt instruments, such as commercial paper, bankers’ acceptances and U.S. Treasury Bills, having a maturity of less than 60 days are valued at amortized cost.  Any discount or premium is accreted or amortized on a straight-line basis until maturity.

•
Participatory Notes will typically use evaluated prices provided by IDC.  An evaluated price will take into consideration factors such as currency rates, dividends and underlying security prices in determining the price of the participatory note.

In the event market quotations are not readily available for any security or assets held in the Fund, USBFS will notify the Adviser and fair value will be determined as set forth in the Fund’s Security Valuation Policy.

Prices of foreign equity securities dominated in foreign currency shall be converted into US-dollar equivalents using the NYSE closing foreign exchange rate.

The third-party pricing vendor may be unwilling or unable to obtain prices for certain securities, or may assign prices that do not reflect current market conditions.  Certain securities, such as thinly traded securities, securities in which trading has been suspended, securities traded in certain foreign markets, etc. may be difficult to price.  Additionally, significant events may affect the pricing of securities.  A significant event is determined by the Adviser’s Pricing Committee and defined as an event deemed material enough to impact the value of the security, such as news disruptive enough to cause a halt in trading, catastrophic news such as an earthquake or flood, or other news that would materially impact the price of a security.

On a case-by-case basis, the Adviser’s Pricing Committee will establish an appropriate pricing methodology to determine the fair value of a security that does not have a readily available or reliable market price.

The net asset value per share of each share class of the Fund is calculated as follows: all liabilities incurred or accrued are deducted from the valuation of total assets attributable to the share class which includes accrued but undistributed income; the resulting net assets are divided by the number of shares of the share class outstanding at the time of the valuation and the result (adjusted to the nearest cent) is the net asset value per share.

The net asset value of the Fund’s shares will fluctuate and is determined as of the close of trading on the NYSE, normally, 4:00 p.m. (Eastern time) each business day.  The NYSE annually announces the days on which it will not be open for trading.  The most recent announcement indicates that it will not be open on the following days: New Year’s Day, Martin Luther King Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.  However, the NYSE may close on days not included in that announcement.

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ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

The information provided below supplements the information contained in the Fund’s Offering Memorandum regarding the purchase and redemption of Fund shares.

How to Buy Shares

You may purchase shares of the Fund from the Transfer Agent under the private placement procedures described in the Offering Memorandum and adopted by the Trust, as may be revised from time to time.  Orders received after the daily cut-off time  (or on a day the Fund is not open for business) will be purchased at the next-determined offering price for the shares.

The Trust reserves the right in its sole discretion (i) to suspend the continued offering of the Fund’s shares, (ii) to reject purchase orders in whole or in part when in the judgment of Rainier such rejection is in the best interest of the Fund, and (iii) to reduce or waive the minimum for initial and subsequent investments for certain retirement and other employee benefit plans, for Rainier’s employees, clients or their affiliates, for advisers or financial institutions offering investors a program of services or any other person or organization deemed appropriate by the Trust.

The U.S. Postal Service or other independent delivery services are not agents of the Trust.  Therefore, a deposit in the mail or with such services, or receipt at the Transfer Agent’s post office box of purchase orders does not constitute receipt by the Transfer Agent or the Trust.  The Trust and the Transfer Agent are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

How to Sell Shares

Redemption requests are normally effected at the next-determined net asset value after receipt of the request by the Fund or an agent, provided that receipt is before the Fund’s daily cutoff time.  Orders received after that time (or on a day the Fund is not open for business) will be redeemed at the next-determined net asset value.

Payments to shareholders for Fund shares redeemed directly from the Fund will be made as promptly as possible but no later than seven days after receipt by the Transfer Agent of the request in proper form, with the appropriate documentation as stated in the Fund’s Offering Memorandum, except that the Fund may suspend the right of redemption or postpone the date of payment: (a)  when trading on the NYSE is restricted as determined by the SEC; (b) when the NYSE is closed for other than weekends and holidays; (c) when an emergency exists as determined by the SEC making disposal of portfolio securities or valuation of net assets of the Fund not reasonably practicable; or (d) for such other period as the SEC may permit for the protection of the Fund’s shareholders.  At various times, the Fund may be requested to redeem shares for which it has not yet received confirmation of good payment.  In this circumstance, the Fund may delay the redemption until payment for the purchase of such shares has been collected and confirmed to the Fund.

Selling shares directly to the Fund

When selling shares of the Fund, you must send a signed letter of instruction to the Transfer Agent.    In order to receive that day’s pricing, the Transfer Agent must receive your request before the close of regular trading on the NYSE.

Delivery of proceeds

The Fund generally sends you payment for your shares the business day after your request is received in proper form, assuming the Fund has collected payment for the purchase price of your shares.  As indicated above, the Trust is entitled to make payment up to seven days after receipt by the Transfer Agent of the redemption request in proper form.  In addition, under unusual circumstances, the Fund may suspend redemptions, or postpone payment for more than seven days, but only in accordance with applicable law and interpretations.

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Telephone redemptions

Upon receipt of any instructions or inquiries by telephone from a shareholder or, if held in a joint account, from either party, or from any person claiming to be the shareholder, the Fund or its agent is authorized, without notifying the shareholder or joint account parties, to carry out the instructions or to respond to the inquiries, consistent with the service options chosen by the shareholder or joint shareholders in his or their latest account application or other written request for services, including purchasing, exchanging or redeeming shares of a Fund and depositing and withdrawing monies to/from the bank account specified in the shareholder’s latest account application or as otherwise properly specified to the Fund in writing.  The Trust reserves the right to refuse a telephone redemption request if it believes that the person making the request is neither the record owner of the shares being redeemed nor otherwise authorized by the shareholder to request the redemption.

The Transfer Agent will employ these and other reasonable procedures to confirm that instructions communicated by telephone are genuine; if it fails to employ reasonable procedures, the Trust may be liable for any losses due to unauthorized or fraudulent instructions.  An investor agrees, however, that if such procedures are used, neither the Trust nor the Fund or its agents will be liable for any loss, liability, cost or expense arising out of any redemption request, including any fraudulent or unauthorized request.  For more information, consult the Transfer Agent.

During periods of unusual market changes and shareholder activity, you may experience delays in contacting the Transfer Agent by telephone.  In this event, you may wish to submit a written redemption request, as described in the Offering Memorandum, or contact your investment representative.  The telephone redemption privilege is not available if you were issued certificates for shares that remain outstanding.  The telephone redemption privilege may be modified or terminated without notice.

Redemptions-in-kind

Subject to compliance with applicable regulations, the Fund has reserved the right to pay the redemption price of its shares, either totally or partially, by a distribution in-kind of readily marketable Fund securities (instead of cash).  The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the shares being sold.  If a shareholder receives a distribution in-kind, the shareholder could incur brokerage or other charges in converting the securities to cash.  The Trust has filed an election under Rule 18f-1 committing to pay in cash all redemptions by a shareholder of record up to amounts specified by the rule (approximately $250,000).

TAXATION

The Fund is taxed as a separate entity under the Internal Revenue Code (the “Code”), that has qualified and intends to continue to qualify for treatment as a regulated investment company (“RIC”) under Subchapter M of the Code.  In each taxable year that the Fund qualifies, the Fund will not be subject to federal income tax on that part of its investment company taxable income (consisting generally of interest and dividend income, net short-term capital gain and net realized gains from currency transactions) and net capital gain that is distributed to shareholders.  Distributions from the Fund generally will constitute taxable income to shareholders subject to U.S. federal and state taxation.  A failure of the Fund to comply with the applicable provisions of the Code may subject the Fund to federal income tax on taxable income (including realized capital gains), substantially reducing any investment return that otherwise would be enjoyed on the Fund’s shares.

In order to qualify for treatment as a RIC, the Fund must distribute annually to shareholders at least 90% of its investment company taxable income and must meet several additional requirements.  Among these requirements are the following: (1) at least 90% of the Fund’s gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies, or other income derived with respect to its business of investing in stocks, securities or currencies; (2) at the close of each quarter of the Fund’s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs and other securities, limited in respect of any one issuer, to an amount that does not exceed 5% of the value of the Fund and that does not represent more than 10% of the outstanding voting securities of such issuer; and (3) at the close of each quarter of the Fund’s taxable year, not more than 25% of the value of its assets may be invested in securities (other than U.S. Government securities or the securities of other RICs) of any one issuer, the securities of two or more issuers controlled by the Fund that are engaged in the same, similar or related business, or the securities of one or more qualified publicly traded partnerships.

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A nondeductible 4% excise tax will be imposed on the excess, if any, of the Fund’s “required distributions” over actual distributions in any calendar year. Generally, the “required distribution” is 98% of a Fund’s ordinary income for the calendar year plus 98.2% of its net capital gains recognized during the one-year period ending on October 31 plus undistributed and untaxed amounts from prior years.  The Fund intends to make distributions sufficient to avoid imposition of the excise tax. Any dividends declared by the Fund during October, November or December to shareholders of record on a specified date in such months and paid during January of the following year will be taxable in the year they are declared, rather than the year in which they are received.

Shareholders will be subject to federal income taxes on distributions made by the Fund whether received in cash or additional shares of the Fund. Distributions of net investment income and net capital gains, if any, will be taxable to shareholders without regard to how long a shareholder has held shares of the Fund. Dividends paid by the Fund may qualify in part for the dividends received deduction for corporations.

The Fund will notify shareholders each year of the amount of dividends and distributions, and the portion of its dividends that qualify for the corporate dividends-received deduction or any reduced rate of taxation applicable to “qualified dividends.”

In addition, for taxable years beginning on or after January 1, 2013, Section 1411 of the Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals whose income exceeds certain threshold amounts, and of certain trusts and estates under similar rules. The details of the implementation of this tax and of the calculation of net investment income, among other issues, are currently unclear and remain subject to future guidance. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gains (other than exempt-interest dividends) as described below, and (ii) any net gain from the sale, redemption, or exchange of Fund shares. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.

Under the Code, the Fund will be required to report to the Internal Revenue Service all distributions of taxable income and capital gains as well as gross proceeds from the redemption of Fund shares, except in the case of exempt shareholders, which includes most corporations.  Pursuant to the backup withholding provisions of the Code, distributions of any taxable income and capital gains and proceeds from the redemption of Fund shares may be subject to withholding of federal income tax at the current rate of 28% in the case of non-exempt shareholders who fail to furnish the Fund with their taxpayer identification numbers and with required certifications regarding their status under the federal income tax law.  If the withholding provisions are applicable, any such distributions and proceeds, whether taken in cash or reinvested in additional shares, will be reduced by the amounts required to be withheld.  Corporate and other exempt shareholders should provide the Fund with their taxpayer identification numbers or certify their exempt status in order to avoid possible erroneous application of backup withholding.  Backup withholding is not an additional tax and amounts withheld may be credited to a shareholder’s overall tax liability if proper documentation is provided to the Internal Revenue Service.  The Trust reserves the right to refuse to open a Fund account for any person failing to provide a certified taxpayer identification number.

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Under the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax on your Fund’s distributions, including capital gains distributions, and on gross proceeds from the sale or other disposition of shares of a Fund generally applies if paid to a foreign entity unless:  (i) if the foreign entity is a “foreign financial institution,” it undertakes certain due diligence, reporting, withholding and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” it identifies certain of its U.S. investors or (iii) the foreign entity is otherwise excepted under FATCA.  Withholding under FATCA is required:  (i) with respect to certain distributions from your Fund beginning on July 1, 2014; and (ii) with respect to certain capital gains distributions and gross proceeds from a sale or disposition of Fund shares that occur on or after January 1, 2017.  If withholding is required under FATCA on a payment related to your shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment generally will be required to seek a refund or credit from the IRS to obtain the benefits of such exemption or reduction.  The Funds will not pay any additional amounts in respect to amounts withheld under FATCA.  You should consult your tax advisor regarding the effect of FATCA based on your individual circumstances.

As required by U.S. Treasury Regulations governing tax practice, you are hereby advised that any written tax advice contained herein was not written or intended to be used (and cannot be used) by any taxpayer for the purpose of avoiding penalties that may be imposed under the Code.  The advice was prepared to support the promotion or marketing of the transactions or matters addressed by the written advice.  Any person reviewing this discussion should seek advice based on such person’s particular circumstances from an independent tax adviser.

DIVIDENDS AND DISTRIBUTIONS

Dividends from the Fund’s investment company taxable income (whether paid in cash or invested in additional shares) will be taxable to shareholders as ordinary income to the extent of the Fund’s earnings and profits.  Distributions of the Fund’s long term capital gains (whether paid in cash or invested in additional shares) will be taxable to shareholders as long-term capital gain, regardless of how long they have held their Fund shares.

Any dividend or distribution paid by the Fund has the effect of reducing the net asset value per share on the reinvestment date by the amount of the dividend or distribution.  Investors should note that a dividend or distribution paid on shares purchased shortly before such dividend or distribution was declared will be subject to income taxes as discussed above, even though the dividend or distribution represents, in substance, a partial return of capital to the shareholder.

Dividends declared by the Fund in October, November or December of any year and payable to shareholders of record on a date in one of such months will be deemed to have been paid by the Fund and received by the shareholders on the record date if the dividends are paid by the Fund during the following January.  Accordingly, such dividends will be taxed to shareholders for the year in which the record date falls.

PROXY VOTING POLICIES AND PROCEDURES

The Trust has established a Proxy Policy, which explains the Trust’s general voting procedures and considerations when voting proxies.  The Trust has delegated its proxy voting responsibility to Rainier, subject to the supervision of the Board of Trustees.

Rainier accordingly votes the proxies of the Fund’s portfolio securities.

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Rainier analyzes each proxy on a case-by-case basis, informed by the guidelines summarized below, subject to the requirement that all votes be cast solely in the long-term interest of its clients, including the Fund.  Rainier does not intend for these guidelines to be exhaustive.  Hundreds of issues appear on proxy ballots every year, and it is neither practical nor productive to fashion voting guidelines and policies which attempt to address every eventuality.  Rather, Rainier’s guidelines are intended to cover the most significant and frequent proxy issues that arise.  Rainier revises its guidelines as events warrant.

The oversight of Rainier’s Proxy Policy is administered by Rainier’s Proxy Committee.  The Chairman and Proxy Committee members are named by Rainier’s Board of Directors and generally made up of equity portfolio managers and any other employee the Board deems appropriate.  The Proxy Committee meets as often as necessary to meet its obligations under this Policy, but no less frequently than once each calendar year.

Rainier votes on a pre-established set of policy guidelines and on the recommendations of an independent third party, Institutional Shareholder Services, Inc. (“ISS”).  ISS makes its recommendations based on its independent, objective analysis of the economic interests of shareholders.  This process helps ensure that Rainier votes in the best interest of its clients, and it helps insulate the voting decisions from any potential conflicts of interest.  Subject to Proxy Committee procedures, the Investment may override ISS vote recommendations on a case-by-case basis on:

•	Issues called out by other established proxy voting guidelines, such as the AFL-CIO Proxy Voting Guidelines;
•	Issues that ISS itself considers on a case-by-case basis;
•	Other business as the Proxy Committee deems appropriate.

As noted above, Rainier relies on the recommendations of ISS.  Rainier retains ultimate responsibility for the votes, and has the ability to override ISS vote recommendations.  Rainier will only do so, however, if it believes that a different vote is in the best interests of its clients.

To the extent Rainier desires to override ISS vote recommendations for the reasons noted above, Rainier will consider whether the proxy voting decision poses a material conflict between its interest and that of the relevant clients.  If Rainier determines that a proxy proposal raises a material conflict between Rainier’s interest and clients’ interests, Rainier will resolve such a conflict in the manner described below, in its discretion:

(i)
Rainier may follow the recommendation of another nationally recognized third-party proxy advisory service, and document Rainier’s reasons for overriding ISS and voting in accordance with the recommendation of the other third party;

(ii)	Rainier may decide independently how to vote the proxies notwithstanding its material conflict of interest, provided it carefully and fully documents its reasons for voting in the manner proposed;

(iii)
Rainier may, at its discretion, disclose the conflict to each affected client and vote as directed by the client, if Rainier receives a timely response from the client (and Rainier may abstain from voting in the absence of a timely client response);

(iv)	Rainier may erect information barriers around the person or persons making the voting decision sufficient to insulate the decisions from the conflict;

(v)
Rainier may abstain from voting on the proposal, if (a) Rainier determines that an abstention is in the best interest of the affected clients as a whole, (b) the cost of voting the proxy is extraordinary and exceeds the expected benefit to the affected client as a whole, (c) Rainier concludes that the value of the affected clients’ economic interest as a whole in the proposal or the value of the portfolio holding is insignificant, or (d) Rainier has not received a timely response from the client(s); or

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(vi)	Rainier may implement any other procedures that results in a decision that is demonstrably based on the clients’ best interests and not the product of the conflict.

Voting proxies with respect to shares of foreign companies may involve significantly greater effort and corresponding cost due to the variety of regulatory schemes and corporate practices in foreign countries.  Each country has its own rules and practices regarding shareholder notification, voting restrictions, registration conditions and share blocking.  These conditions present challenges such as but not limited to:

•
the shares in some countries may be “blocked” by the custodian or depository for a specified number of days before or after the shareholder meeting.  When blocked, shares typically may not be traded until the day after the blocking period.  Rainier may refrain from voting shares of foreign stocks subject to blocking restrictions where, in its judgment, the benefit from voting the shares is outweighed by the interest of maintaining client liquidity in the shares;

•	often it is difficult to ascertain the date of a shareholder meeting and time frames between notification and the actual meeting date may be too short to allow timely action;
•	language barriers will generally mean that an English translation of proxy information must be obtained or commissioned before the relevant shareholder meeting; and
•	the lack of “proxy voting service” or the imposition of voting fees may limit Rainier’s ability to lodge votes in such countries.

There may be times when refraining from voting proxy is in the clients’ best interests, such as when Rainier determines that the cost of voting the proxy exceeds the expected benefit to the client.

More Information

Information regarding how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will first become available after August 31 of each year, and at such time the information will be available without charge.  A copy of the Trust’s Proxy Policy which includes the proxy voting guidelines is available upon request by calling toll-free 800-248-6314, or by accessing Rainier’s website at www.rainierfunds.com or by accessing the SEC’s website at www.sec.gov. If a hard copy of the Policy and guidelines is requested, the Adviser will send a copy within three business days of receipt of a request.
ANTI-MONEY LAUNDERING PROGRAM

The Trust has established an Anti-Money Laundering Compliance Program (the “Program”) as required by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”).  To ensure compliance with this law, the Trust’s Program provides for the development of internal practices, procedures and controls, designation of anti-money laundering compliance officers, an ongoing training program and an independent audit function to determine the effectiveness of the Program.

GENERAL INFORMATION

The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest and to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interest in the Fund.  Each share represents an interest in the Fund proportionately equal to the interest of each other share.  Upon the Trust’s liquidation, all shareholders would share pro rata in the net assets of the Fund in question available for distribution to shareholders.  If they deem it advisable and in the best interest of shareholders, the Board of Trustees may create additional series of shares.  The Board of Trustees has created eight series of shares, and may create additional series in the future, which have separate assets and liabilities.  Income and operating expenses not specifically attributable to a particular fund are allocated fairly among the funds, generally on the basis of the relative net assets of each fund.

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The Trust may also create different classes of shares.  Currently, the Trust offers three classes of shares, its Original class of shares, an Institutional class of shares and Class A shares, depending on the applicable fund.  Each class of shares has identical rights and privileges except with respect to voting matters affecting a single class of shares and the exchange privilege of each class of shares.

Shareholders are entitled to one vote for each full share (and fractional votes for fractional shares) and may vote in the election of Trustees and on other matters submitted to meetings of shareholders.  It is not contemplated that regular annual meetings of shareholders will be held.  The Declaration of Trust provides that the shareholders have the right, upon the declaration in writing or vote of more than two-thirds of its outstanding shares, to remove a Trustee.  The Trustees will call a meeting of shareholders to vote on the removal of a Trustee upon the written request of the record holders of 10% of its shares.  In addition, ten shareholders holding the lesser of $25,000 worth or 1% of the shares may advise the Trustees in writing that they wish to communicate with other shareholders for the purpose of requesting a meeting to remove a Trustee.

Rule 18f-2 under the 1940 Act provides that as to any investment company which has two or more series outstanding and as to any matter required to be submitted to shareholder vote, such matter is not deemed to have been effectively acted upon unless approved by the holders of a “majority” (as defined in the Rule) of the voting securities of each series affected by the matter.  Such separate voting requirements do not apply to the election of Trustees or the ratification of the selection of accountants.  The Rule contains special provisions for cases in which an advisory contract is approved by one or more, but not all, series.  A change in investment policy may go into effect as to one or more series whose holders so approve the change even though the required vote is not obtained as to the holders of other affected series.

Investors will be informed of the Fund’s progress through periodic reports.  Financial statements certified by independent public accountants will be submitted to shareholders at least annually.

The Boards of the Trust and Rainier have adopted Codes of Ethics under Rule 17j-1 of the 1940 Act.  Rainier’s Code prohibits personnel of Rainier from purchasing securities (as defined by the SEC) in their individual accounts.

The Trust’s custodian, U.S. Bank N.A., is responsible for holding the Fund’s assets.  U.S. Bancorp Fund Services, LLC acts as the Trust’s transfer and accounting services agent.  Deloitte & Touche LLP has been selected as the independent registered public accounting firm for the Trust.

FINANCIAL STATEMENTS

Incorporated by reference herein is the Fund’s annual report to shareholders for the fiscal year ended March 31, 2014, which includes the “Report of Independent Registered Public Accounting Firm,” “Schedule of Investments,” “Statement of Assets and Liabilities,” “Statement of Operations,” “Statement of Change in Net Assets,” “Financial Highlights” and “Notes to Financial Statements.”  A copy of the Trust’s Annual Report with respect to the Fund can be obtained at no charge by calling 1-800-248-6314, writing the Trust, from Rainier’s website at www.rainierfunds.com, or by visiting the website of the Securities and Exchange Commission at www.sec.gov.

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APPENDIX
DESCRIPTION OF RATINGS

Moody’s Investors Service, Inc.: Credit Ratings

Aaa--Bonds which are rated Aaa are judged to be of the best quality and carry the smallest degree of investment risk.  Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure.  While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa--Bonds which are rated Aa are judged to be of high quality by all standards.  Together with the Aaa group they comprise what are generally known as high-grade bonds.  They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A--Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations.  Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa--Bonds which are rated Baa are considered as medium-grade obligations, i.e., they are neither highly protected nor poorly secured.  Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great period of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

B:  Bonds which are rated B generally lack characteristics of the desirable investment — they are considered speculative and subject to high credit risk. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa:  Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca:  Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked short-comings.

C:  Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Moody’s applies numerical modifiers “1”, “2” and “3” to both the Aaa and Aa rating classifications.  The modifier “1” indicates that the security ranks in the higher end of its generic rating category; the modifier “2" indicates a mid-range ranking; and the modifier “3” indicates that the issue ranks in the lower end of its generic rating category.

Standard & Poor’s Ratings Group: Credit Ratings

AAA--This is the highest rating assigned by Standard & Poor’s to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

AA--Bonds rated AA also qualify as high-quality debt obligations.  Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in a small degree.

A--Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

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BBB--Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest.  Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.

BB:  Bonds rated BB are less vulnerable to nonpayment than other speculative issues. However, they face major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation (i.e., pay interest and repay principal).

B:  Bonds rated B are more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation (i.e., pay interest and repay principal). Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC:  An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC:  An obligation rated CC is currently highly vulnerable to nonpayment.

C:  The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

D:  An obligation rated D is in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

The Standard & Poor’s ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

r:  This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating. Examples include:  obligations linked or indexed to equities, currencies, or commodities; obligations exposed to severe prepayment risk-such as interest-only or principal-only mortgage securities; and obligations with unusually risky interest terms, such as inverse floaters.

Fitch Ratings

AAA—Highest credit quality. “AAA” ratings denote the lowest expectation of credit risk.  They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments.  This capacity is highly unlikely to be adversely affected by foreseeable events.

AA—Very high credit quality.  “AA” ratings denote a very low expectation of credit risk.  They indicate very strong capacity for timely payment of financial commitments.  This capacity is not significantly vulnerable to foreseeable events.

A—High credit quality.  “A” ratings denote a low expectation of credit risk.  The capacity for timely payment of financial commitments is considered strong.  This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

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BBB—Good credit quality.  “BBB” ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity.  This is the lowest investment-grade category.

BB:  Bonds are considered speculative. The obligor’s ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified, which could assist in the obligor satisfying its debt service requirements.

B:  Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor’s limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC:  Bonds have certain identifiable characteristics that, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC:  Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C:  Bonds are in imminent default in payment of interest or principal.

DDD, DD, and D:  Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. "DDD" represents the highest potential for recovery on these bonds, and "D" represents the lowest potential for recovery.

Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the “AAA” or "D" categories.

Commercial Paper Ratings

Moody’s commercial paper ratings are assessments of the issuer’s ability to repay punctually short-term financial obligations.  Moody’s employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:  Prime 1--superior ability to repay; Prime 2--strong ability to repay; Prime 3--acceptable ability to repay.

A Standard & Poor’s commercial paper rating is a current assessment of the likelihood of timely payment.  Ratings are graded into four categories, ranging from “A” for the highest quality obligations to “D” for the lowest.

Issues assigned the highest rating, A, are regarded as having the greatest capacity for timely payment.  Issues in this category are delineated with the numbers “1”, “2” and “3” to indicate the relative capacity to meet financial commitments.  The designation A-1 indicates a strong capacity to meet financial commitments.  A “+” designation is applied to those issues rated “A-1” which possess capacity to meet financial commitments that are extremely strong.  Capacity to meet financial commitments on issues with the designation “A-2” is satisfactory.  Issues carrying the designation “A-3” have an adequate capacity to meet financial commitments. They are, however, somewhat more vulnerable to the adverse effect of changes in circumstances than obligations carrying the higher designations.

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RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS
PART C

OTHER INFORMATION

Item 28.               Exhibits

(a)	Declaration of Trust (1)

	(i)	Certificate of Trust(1)
(A.) Certificate of Amendment dated May 30, 2012(13)
(B.) Certificate of Amendment dated August 8, 2012(13)

	(ii)	Agreement and Declaration of Trust(1)

(b)	Bylaws(1)
	(i)	Amendment No. 1 to Bylaws(13)

(c)	Instruments Defining Rights of Security Holders — Incorporated by reference to the Articles of Incorporation and Bylaws.

(d)	(i)	Investment Advisory Agreement(2)

(A.)	Form of Amendment No. 1 to Investment Advisory Agreement(6)

(B.)	Form of Amendment No. 2 to Investment Advisory Agreement(6)

(C.)	Form of Amendment No. 3 to Investment Advisory Agreement(8)

(D.)	Form of Amendment No. 4 to Investment Advisory Agreement(11)

(E.)	Form of Amendment No. 5 to Investment Advisory Agreement(13)

(F.)	Form of Amendment No. 6 to Investment Advisory Agreement(14)

(G.)	Form of Amendment No. 7 to Investment Advisory Agreement(14)

(ii)	Amended and Restated Operating Expenses Agreement(15)

(e)	Distribution Agreement by and between Registrant and Quasar Distributors, LLC (7)

(i)	Addendum to Distribution Agreement(6)

(ii)	First Amendment to Distribution Agreement(8)

(iii)	Second Amendment to Distribution Agreement(11)

(iv)	Third Amendment to Distribution Agreement(13)

(v)	Fourth Amendment to Distribution Agreement(15)

(f)	Bonus or Profit Sharing Contracts – Not applicable

(g)	Custody Agreement by and between Registrant and U.S. Bank N.A.(7)

(i)	Addendum to Custody Agreement(6)

(ii)	First Amendment to Custody Agreement(8)

(iii)	Second Amendment to Custody Agreement(11)

(iv)	Third Amendment to Custody Agreement(13)

(v)	Fourth Amendment to Custody Agreement(15)

(vi)	Fifth Amendment to Custody Agreement(15)

(vii)	Addendum to Custody Agreement(15)

(h)	Other Material Contracts

	(i)	Fund Administration Servicing Agreement by and between Registrant and U.S. Bancorp Fund Services, LLC (7)

(A.)	First Amendment to Fund Administration Servicing Agreement(8)

(B.)	Second Amendment to Fund Administration Servicing Agreement(11)

(C.)	Third Amendment to Fund Administration Servicing Agreement(13)

(D.)	Fourth Amendment to Fund Administration Servicing Agreement(15)

(E.)	Fifth Amendment to Fund Administration Servicing Agreement(15)

(ii)	Fund Accounting Servicing Agreement(7)

(A.)	First Amendment to Fund Accounting Servicing Agreement(8)

(B.)	Second Amendment to Fund Accounting Servicing Agreement(11)

(C.)	Third Amendment to Fund Accounting Servicing Agreement(13)

(D.)	Fourth Amendment to Fund Accounting Servicing Agreement(15)

(E.)	Fifth Amendment to Fund Accounting Servicing Agreement(15)

(iii)	Transfer Agent Servicing Agreement(7)

(A.)	First Amendment to Transfer Agent Servicing Agreement(8)

(B.)	Second Amendment to Transfer Agent Servicing Agreement(11)

(C.)	Third Amendment to Transfer Agent Servicing Agreement(13)

(D.)	Fourth Amendment to Transfer Agent Servicing Agreement(13)

(E.)	Fifth Amendment to Transfer Agent Servicing Agreement(13)

(F.)	Sixth Amendment to Transfer Agent Servicing Agreement(15)

(G.)	Seventh Amendment to Transfer Agent Servicing Agreement(15)

(iv) Services Agreement(2)

(v) Assignment of Administration Agreement(5)

(vi) Power of Attorney(13)

(i)	Legal Opinion of Paul Hastings LLP (f/k/a Paul, Hastings, Janofsky & Walker LLP) (6), (8), (11)

(j)	Consent of Independent Registered Public Accounting Firm – not applicable.

(k)	Omitted Financial Statements – Not applicable

(l)	Agreement Relating to Initial Capital(3)

(m)	Rule 12b-1 Plan

(i)	Amended and Restated Rule 12b-1 Plan(13)

(n)	Rule 18f-3 Plan

(i)	Amended and Restated Multiple Class Plan(14)

(o)	Reserved.

(p)	(i) Joint Code of Ethics for Rainier Investment Management Mutual Funds and Rainier Investment Management(9)

(1)	Filed with the Registrant’s initial Registration Statement, File No. 33-73792 on January 5, 1994.

(2)	Filed with Pre-effective Amendment No. 1 to the Registrant’s Registration Statement, File No. 33-73792 on February 23, 1994.

(3)	Filed with Pre-effective Amendment No. 2 to the Registrant’s Registration Statement, File No. 33-73792 on April 6, 1994.

(4)	Filed with Post-Effective Amendment No. 13 to the Registrant’s Registration Statement, File No. 33-73792 on March 1, 2002.

(5)	Filed with Post-Effective Amendment No. 17 to the Registrant’s Registration Statement, File No. 33-73792 on August 2, 2004.

(6)	Filed with Post-Effective Amendment No. 22 to the Registrant’s Registration Statement, File No. 33-73792 on December 27, 2005.

(7)	Filed with Post-Effective Amendment No. 27 to the Registrant’s Registration Statement, File No. 33-73792 on July 26, 2007.

(8)	Filed with Post-Effective Amendment No. 30 to the Registrant’s Registration Statement, File No. 33-73792 on March 30, 2009.

(9)	Filed with Post-Effective Amendment No. 33 to the Registrant’s Registration Statement, File No. 33-73792 on July 30, 2010.

(10)	Filed with Post-Effective Amendment No. 34 to the Registrant’s Registration Statement, File No. 33-73792 on July 29, 2011.

(11)	Filed with Post-Effective Amendment No. 38 to the Registrant’s Registration Statement, File No. 33-73792 on March 27, 2012.

(12)	Filed with Post-Effective Amendment No. 41 to the Registration Statement, File No. 33-73792 on July 27, 2012.

(13)	Filed with Post-Effective Amendment No. 47 to the Registration Statement, File No. 33-73792 on July 29, 2013.

(14)	Filed with Amendment No. 52 to the Registration Statement, File No. 811-08270 on March 10, 2014.

(15)	Filed with Post-Effective Amendment No. 49 to the Registration Statement, File No. 33-73792 on July 29, 2014.

Item 29.	Persons Controlled by or Under Common Control with Registrant

As of the date of this amendment to this Registration Statement, there are no persons controlled by or under common control with the Registrant.

Item 30.   Indemnification

Article VII, Section 2 of the Registrant’s Declaration of Trust provides as follows:

Section 2.  Indemnification and Limitation of Liability.  The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, and the Trust out of its assets shall indemnify and hold harmless each and every Trustee from and against any and all claims and demands whatsoever arising out of or related to each Trustee’s performance of his duties as a Trustee of the Trust; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee from or against any liability to the Trust or any Shareholder to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Securities Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in connection with the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 31.   Business and Other Connections of Investment Adviser

The response to this item is incorporated by reference to its Form ADV as amended (File No. 801-35638).

Item 32.    Principal Underwriter.

(a)           Quasar Distributors, LLC, the Registrant’s principal underwriter, acts as principal underwriter for the following investment companies:

Academy Funds Trust	IronBridge Funds, Inc.
Advisors Series Trust	Jacob Funds, Inc.
Aegis Funds	Jensen Portfolio, Inc.
Aegis Value Fund, Inc.	Kirr Marbach Partners Funds, Inc.
Allied Asset Advisors Funds	KKR Alternative Corporate Opportunities Fund P
Alpine Equity Trust	KKR Series Trust
Alpine Income Trust	Litman Gregory Funds Trust
Alpine Series Trust	LKCM Funds
Artio Global Investment Funds	LoCorr Investment Trust
Artio Select Opportunities Fund, Inc.	Loeb King Trust
Barrett Opportunity Fund, Inc.	Lord Asset Management Trust
Brandes Investment Trust	MainGate Trust
Brandywine Blue Fund, Inc.	Managed Portfolio Series
Brandywine Fund, Inc.	Matrix Advisors Value Fund, Inc.
Bridge Builder Trust	Merger Fund
Bridges Investment Fund, Inc.	Monetta Trust
Brookfield Investment Funds	Nicholas Family of Funds, Inc.
Brown Advisory Funds	Permanent Portfolio Family of Funds, Inc.
Buffalo Funds	Perritt Funds, Inc.
Country Mutual Funds Trust	PRIMECAP Odyssey Funds
Cushing Funds Trust	Professionally Managed Portfolios
DoubleLine Funds Trust	Prospector Funds, Inc.
ETF Series Solutions	Provident Mutual Funds, Inc.
Evermore Funds Trust	Purisima Funds
FactorShares Trust	Rainier Investment Management Mutual Funds
First American Funds, Inc.	RBC Funds Trust
First American Investment Funds, Inc.	SCS Financial Funds
First American Strategy Funds, Inc.	Stone Ridge Trust
Glenmede Fund, Inc.	Thompson IM Funds, Inc.
Glenmede Portfolios	TIFF Investment Program, Inc.
Greenspring Fund, Inc.	Trust for Professional Managers
Guinness Atkinson Funds	USA Mutuals
Harding Loevner Funds, Inc.	USFS Funds Trust
Hennessy Funds Trust	Wall Street Fund, Inc.
Hennessy Funds, Inc.	Westchester Capital Funds
Hennessy Mutual Funds, Inc.	Wexford Trust/PA
Hennessy SPARX Funds Trust	Wisconsin Capital Funds, Inc.
Hotchkis & Wiley Funds	WY Funds
Intrepid Capital Management Funds Trust	YCG Funds

                (b)   To the best of Registrant’s knowledge, the directors and executive officers of Quasar Distributors, LLC are as follows:

Name and Principal Business Address	Position and Offices with Quasar Distributors, LLC	Positions and Offices with Registrant
James R. Schoenike(1)	President, Board Member	None

Andrew M. Strnad(2)	Secretary	None
Joe D. Redwine(1)	Board Member	None
Robert Kern(1)	Board Member	None
Susan LaFond(1)	Treasurer	None
Teresa Cowan(1)	Assistant Secretary	None
John Kinsella(3)	Assistant Treasurer	None
Brett Scribner(3)	Assistant Treasurer	None

(1)This individual is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.
(2)This individual is located at 6602 East 75th Street, Indianapolis, Indiana 46250.
(3)This individual is located at 800 Nicollet Mall, Minneapolis, Minnesota 55402.

        (c)           The following table sets forth the commissions and other compensation received, directly or indirectly, from the Funds during the last fiscal year by the principal underwriter who is not an affiliated person of the Funds.

(1) Name of Principal Underwriter	(2) Net Underwriting Discounts and Commission	(3) Compensation on Redemption and Repurchases	(4) Brokerage Commissions	(5) Other Compensation
Quasar Distributors, LLC	None	None	None	None

Item 33.   Location of Accounts and Records

All accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained as follow:

(a)	With respect to Rules 31a-1(a); 31a-1(b)(1); (2)(i) and (ii); (3); (6); (8); (12); and 31a-1(d), the required books and records will be maintained at the offices of Registrant’s Custodian:

U.S. Bank N.A.
1555 N. River Center Drive, Suite 302
Milwaukee, WI 53212

(b)	With respect to Rules 31a-1(a); 31a-1(b); (2)(iii) and (4), the required books and records are maintained at the offices of Registrant’s Administrator, Transfer Agent and Fund Accountant:

U.S. Bancorp Fund Services, LLC
2020 East Financial Way, Suite 100
Glendora, CA 91741

(c)	With respect to Rules 31a-1(b)(5), (6), (7), (9), (10) and (11) and 31a-(f), the required books and records are maintained at the principal offices of the Registrant’s Adviser:

Rainier Investment Management Mutual Funds
601 Union Street, Suite 2801
Seattle, WA 98101

(d)	With respect to Rule 31a-1(d), certain required books and records will be maintained at the offices of the Registrant’s Principal Underwriters:

Quasar Distributors, LLC
615 E. Michigan Street
Milwaukee, WI  53202

Item 34.   Management Services

There are no management-related service contracts not discussed in Parts A and B.

Item 35.   Undertakings

(a)           Registrant undertakes that if requested to do so by the holders of at least 10% of the registrant’s outstanding shares, it will call a meeting of shareholders for the purpose of voting upon the question of removal of a trustee or trustees and to assist in communication with other shareholders as required by Section 16(c) of the Investment Company Act of 1940, as amended.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 54 to its registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Seattle, State of Washington, on the 12th day of August, 2014.

RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS

/s/ Melodie B. Zakaluk
Melodie B. Zakaluk
Chief Executive Officer, President, and Chief Financial Officer